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                                                                    EXHIBIT 10.1

                           L 0 A N  A G R E E M E N T


                                 By and Between
                                  ULTRAK, INC.
                        CCTV SOURCE INTERNATIONAL, INC.
                    LOSS PREVENTION ELECTRONICS CORPORATION

                                      and

                               PETRUS FUND, L.P.





                     $3,000,000.00 Revolving Line of Credit



                                  Dated as of

                                 July 20, 1992





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                                 LOAN AGREEMENT

         THIS AGREEMENT made and entered into as of this 20th day of July, 1992, by and among ULTRAK, INC., a Colorado corporation ("Ultrak"), CCTV SOURCE INTERNATIONAL, INC., a Texas corporation ("CCTV"), and LOSS PREVENTION ELECTRONICS CORPORATION, a Colorado corporation ("Loss Prevention"), each with principal offices and mailing address at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006 (hereinafter Ultrak, CCTV and Loss Prevention are collectively called the "Borrowers"), and PETRUS FUND, L.P., a Texas limited partnership, with offices at 1700 Lakeside Square, 12377 Merit Drive, Dallas, Dallas County, Texas 75251 (hereinafter called the "Lender");

                              W I T N E S S E T H

         For and in consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, the Borrowers and the Lender agree as follows:

                                   ARTICLE I

                                 GENERAL TERMS

         Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Borrower," "Borrowers", and "Lender" shall have the meanings indicated above.

         Section 1.02 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                 "AFB" shall mean American Federal Bank, F#S#B:, a federal savings bank.

                 "Affiliate" shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. Without limiting the generality of the foregoing, for purposes of this Agreement, Borrowers, and each of their respective Subsidiaries shall be deemed to be Affiliates of one another.

                 "Agreement" shall mean this Loan Agreement, as the same may from time to time be amended or supplemented.





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                 "Borrowers' Agent" shall mean Ultrak, acting as agent
         Borrowers.

                 "Borrowing Base" shall mean at any time an amount not to exceed the lesser of: (a) Three Million and No/100 Dollars ($3,000,000.00) or (b) the Inventory Advance Amount determined as of the date the Borrowing Base is calculated.

                 "Borrowing Date" shall mean the date Borrowers' Agent requests funding of an advance by Lender, pursuant to Section 2.03 hereof.

                 "Business Day" shall mean any day on which banks in the State of Texas are open for the conduct of general banking business.

                 "Closing" shall mean the date and time for closing the transaction contemplated hereby, described in Section 8.01 hereof.

                 "Commitment" shall mean the obligation of the Lender to make revolving credit loans to the Borrowers under Section 2.01 hereof, up to the maximum amount therein stated.

                 "Commitment Fee" shall mean the fee payable by Borrowers as described in Section 2.11 hereof. "Current Assets" shall mean, as of any date, the current assets which would be reflected on a balance sheet a of Borrowers prepared on a consolidated basis as of such date in accordance with generally accepted accounting principles.

                 "Current Liabilities" shall mean, as of any date, the current liabilities which would be reflected on a balance sheet of Borrowers prepared on a consolidated basis as of such date in accordance with generally accepted accounting principles.

                 "Current Maturities of Long Term Debt" shall mean, as of any date, the aggregate of all principal payments required, scheduled or anticipated to be made on account of Long Term Debt during the twelve
         (12)-month period that follows such date.

                 "Default" shall mean the occurrence of any of the events specified in Article VII hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

                 "Drawdown Termination Date" shall mean the earlier of (a) January 20, 1995 or (b) ninety (90) days following the date Lender gives Borrowers' Agent notice of Lender's exercise of its right to terminate its Commitment pursuant to Section 2.





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         10(b) hereof.

                 "Eligible Inventory" shall mean an amount equal to the value of all of Borrowers' Inventory, valued at the lesser of (i) net cost or (ii) current market value, that satisfies each and all of the following conditions:

                          (a) Lender has a perfected, first priority lienor
                 security interest in such Inventory;

                          (b) if the Inventory is in any Borrowers' possession,
                 the Inventory is segregated in the Fenced Area of the Carrollton Warehouse within forty-eight(48) hours of arriving on Borrowers' premises;

                          (c) if the Inventory is not in any Borrowers'
                 possession, the Inventory is identified by the seller thereof as being property of the Borrowers and is in transit to Borrowers;

                          (d) the vendor of the Inventory is either Hi-Tron,
                 Pacific Corporation, or such other vendor as has been mutually agreed upon in writing by Lender and Borrowers;

                          (e) title to the Inventory has been or will be
                 acquired by a Borrower with funds provided to a Borrower either by a direct advance under the Revolving Credit Note or pursuant to a Letter of Credit Arrangement;

                          (f) the Inventory is insured against casualties,
                 risks and contingencies and in types and amounts as are customary in the case of Persons engaged in the same or similar businesses and similarly situated; with the policies of such insurance naming the Lender as loss payee; and

                          (g) the Inventory is otherwise acceptable to Lender
                 in its sole discretion. Inventory that qualifies as Eligible Inventory shall cease to be Eligible Inventory when Lender has received collected funds in payment of the advance made by Lender to the Borrower for the purchase of such Eligible Inventory (whether such advance was made directly, as contemplated by Section 2.30(a) (iii), or indirectly to reimburse an issuer of a letter of credit, as contemplated by
                 Section 2.03(a) (iv).

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "Event of Default" shall mean the occurrence of any of the events specified in Article VII hereof, provided that any requirement for notice or lapse of time or any other condition





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         precedent has been satisfied.

                 "Exxis" shall mean Exxis Technologies, Inc., a Texas corporation.

                 "Fenced Area of the Carrollton Warehouse" shall mean the fenced area at Ultrak's warehouse at 1220 Champion Circle, Carrollton, Texas 75006, which is denoted as a secure area for Eligible Inventory and which is protected and maintained pursuant to the Warehouseman's Agreement.

                 "Financial Statements" shall mean the consolidated and consolidating financial statement or statements of the Borrowers and their Subsidiaries described or referred to in Section 3.06 hereof.

                 "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrowers to the Lender in connection with the Revolving Credit Note, this Agreement, and other liabilities of the Borrowers to the Lender from time to time existing, including without limitation guaranties of indebtedness and obligations acquired from third Persons, whether in connection with this or other transactions.

                 "Intercreditor Agreement" shall mean the Intercreditor Agreement described and referred to in Section 8.15 hereof.

                 "Inventory" shall mean all inventory of Borrowers, as such term is defined under the Texas Uniform Commercial Code-Secured Transactions.

                 "Inventory Advance Amount" shall mean at any time an amount equal to the lesser of:

                          (a) Three Million and No/100 Dollars($3,000,000.00) or

                          (b) the product of all Eligible Inventory of the
                 Borrowers (excluding Eligible Inventory that is subject to a Letter of Credit Arrangement) times the Inventory Percentage.

                 "Inventory Percentage" shall initially be seventy-percent (75%).Lender shall have the right at any time, and from time to time, in its discretion, to revise the Inventory Percentage to any percentage equal to or greater than fifty percent (50%), upon thirty
         (30) days written notice thereof to Borrowers.

                 "Letter of Credit Arrangement" shall mean an agreement involving a letter of credit pursuant to which a Borrower is the account party, a vendor of Inventory to a Borrower is the





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         beneficiary, funds are drawable on the issuer thereof upon presentation of documents evidencing or creating a sale of Eligible Inventory to a Borrower, and the face amount of the letter of credit is equal to or less than the net cost of the Eligible Inventory.

                 "Letter of Credit Payment Account" shall mean the deposit account into which an advance under this Agreement is deposited for the purpose of providing a portion of the a funds for reimbursement obligations owed to an issuer of a letter of credit in connection with a Letter of Credit Arrangement.

                 "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, security agreement, deed of trust, assignment, collateral mortgage, chattel mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment, bailment for security purposes or certificate of title lien. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the borrowers or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other person for security purposes.

                 "Long Term Debt" of any Borrower shall mean, as of any date, all Indebtedness which would be classified as "funded indebtedness" or "long-term indebtedness" on a balance sheet of any Borrower prepared as of such date in accordance with generally accepted accounting principles, including without limitation, capital lease payments.

                 "Maximum Non-usurious Interest Rate" shall mean the maximum non-usurious interest rate allowable under applicable United States federal law and under the laws of the State of Texas as presently in effect and, to the extent allowed by such laws, as such laws may be amended from time to time to increase such rate.

                 "Net Capital Expenditures" shall mean the sum of all capital expenditures of Borrowers, minus the proceeds from the sale of assets.

                 "Notice of Borrowing" shall mean the written request of





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         Borrowers' Agent for an advance of funds hereunder, as more fully described and defined in Section 2.03 hereof.


                 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

                 "Plan" shall mean any Plan subject to Title IV of ERISA and maintained by the Borrowers or any Subsidiary, or any such plan to which the Borrowers or any Subsidiary is required to contribute on behalf of its employees.

                 "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "Revolving Credit Note" shall mean the promissory note of the Borrowers described in Subsection 2.01 hereof and being in the form of note attached as Exhibit A hereto, and all renewals, extensions, modifications and rearrangements thereof.

                 "Revolving Loan Maturity Date" shall mean the earlier of (a) January 20, 1995 or (b) one hundred eighty (180) days following the date Lender gives Borrowers' Agent notice of Lender's exercise of its right to terminate its Commitment pursuant to Section 2.10(b) hereof. "RICO" shall mean the Racketeer Influenced and Corrupt Organization Act of 1970, as amended.

                 "Securities Laws" shall mean the Securities Act of 1933 as amended and the Securities Exchange Act of 1934 as amended and the regulations promulgated pursuant to such acts.

                 "Security Instruments" shall mean this Agreement, the agreements or instruments described or referred to in Sections 8.09, 8.10, 8.10, 8.12 and 8.14 hereof, and any and all other agreements or instruments now or hereafter executed and delivered by any Borrower, any Subsidiary or any other Person (other than solely by the Lender and/or any bank or creditor participating in the benefits of loans evidenced by the Revolving Credit Note or any collateral or security there for) in connection with, or as security for the payment or performance of, the Revolving Credit Note or this Agreement. "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by the Borrowers and/or any one of them and/or one or more of their subsidiaries and/or one or more shareholders of the Borrowers;





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         provided, that any such corporation of which more than fifty percent
         (50%) of such securities is owned by the shareholders of the Borrowers, land none of which securities are owned by the Borrowers or any subsidiary of the Borrowers, shall not be deemed a Subsidiary hereunder. "Tangible Net Worth" shall mean at any time the excess of total assets over total liabilities at such time, determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, except that the following items shall be excluded in the determination of total assets: (i) goodwill, organizations expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent Applications, licenses and rights in any thereof, and other similar intangibles, (ii) all prepaid expenses (excluding inventory of Borrowers paid for but not yet received), deferred charges or unamortized debt discount and expense,
         (iii) all reserves carried and not deducted from assets, (iv) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any Subsidiary, or any loans or advances to any Affiliate, (v) securities which are not readily marketable, (vi) cash held in & sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or indebtedness, (vii) any write-up in the book value of any asset resulting from a revaluation thereof, and
         (viii) any items not included in clauses (i) through (vii) above which are treated as intangibles in conformity with generally accepted accounting principles.

                 "TCFC" shall mean Transamerica Commercial Finance Corporation, a Delaware corporation.

                 "Warehouseman's Agreement" shall mean that certain warehouseman's agreement to be executed by and among Borrower, Lender and a bonded warehouseman satisfactory to Borrower and Lender, pertaining to the storage and security of Borrower's Eligible Inventory that is located in the Fenced Area of the Carrollton Warehouse.

         Section 1.03Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with generally accepted accounting principles, consistently applied, except where such principles are inconsistent with the requirements of this Agreement.

                                   ARTICLE II

                            AMOUNT AND TERMS OF LOAN





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         Section 2.01     The Loans and Commitment.  Subject to the terms and
conditions and relying on the representations and warranties contained in this Agreement, the Lender agrees to make the following loan to the Borrowers:

                 Revolving Credit Loans. From the date of this Agreement through the Drawdown Termination Date, the Lender may make revolving credit loans to the Borrowers from time to time on any Business Day in such amounts as the Borrowers may request up to the maximum amount thereinafter stated, and the Borrowers may make borrowings, prepayments and re-borrowings (as permitted or required in Sections
         2.07 and 2.08 hereof) in respect thereof; provided, however, that the aggregate principal amount of all such revolving credit loans at any one time outstanding shall not exceed the Borrowing Base, and the principal amount of any single advance shall not exceed the Inventory Percentage multiplied by the cost of the Eligible Inventory that is being purchased (whether directly, as contemplated by Section 2.03 (a)
         (iii), or indirectly by deposit into a Letter of Credit Payment Account, as contemplated by Section 2.03 (a) (iv)). To evidence the revolving credit loans made by the Lender pursuant to this Section, the Borrowers will issue, execute and deliver the Revolving Credit Note dated as of the date of this Agreement and payable on the Revolving Loan Maturity Date. Interest on the Revolving Credit Note shall accrue at the rate provided in Section 2.02 hereof and shall be payable monthly on the first day of each month during its term.

          Section 2.02 Interest Rate. The Revolving Credit Note shall bear interest at the following rates:

                 (a) The Revolving Credit Note shall bear interest from the date thereof until the Revolving Loan Maturity Date at a rate per annum which is ten percent (10.0%).

                 (b) Past due principal and interest in respect of the Revolving Credit Note shall bear interest at a rate which is three percent (3%) per annum in excess of the prematurity rate set forth in Subsection 2.02(a) hereinabove (but in no event to exceed the Maximum Non-usurious Interest Rate).

         Section 2.03 Notice and Manner of Revolving Credit Borrowing. The amount and date of each revolving credit loan shall be made as set forth in this Section.Each Borrower hereby constitutes and appoints Borrowers' Agent as agent for receiving, accounting and disbursing all advances hereunder and Borrowers' Agent hereby accepts such appointment. Such appointment may not be revoked during the term of this Agreement without the written consent of the Lender.

                 (a) Request for Loan.  Borrowers' Agent shall give the





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         Lender prior written notice (a "Notice of Borrowing") of each requested advance to be made under this Agreement. Borrowers shall be entitled to a maximum of one (1) Notice of Borrowing per calendar week, on a non-cumulative basis. Each Notice of Borrowing shall specify the following:

                          (i) the requested amount of the advance;

                          (ii) the requested date of such advance (the
                 "Borrowing Date") (such date not to be less than six (6) Business Days after Lender receives the Notice of Borrowing and all other information and documentation Lender may request);

                          (iii) in the case of the Borrowers' direct purchase
                 of Eligible Inventory, a complete description of the Eligible Inventory being purchased, including, without limitation, all relevant purchase orders, invoices and shipping and delivery information, or such other information as may be acceptable to Lender in Lender's discretion;

                          (iv) in the case of funds being deposited in a Letter
                 of Credit Payment Account to pay reimbursement obligations of a Borrower under a Letter of Credit Arrangement,

                                  (A) a complete description of the Letter of
                          Credit Arrangement, including, without limitation, all relevant letter of credit documentation (including, as applicable, amendments and endorsements thereto) and information pertinent to the Letter of Credit Payment Account; and

                                  (B) a complete description of the Eligible
                          Inventory being purchased, including, without a limitation, all relevant purchase orders, invoices and shipping and delivery information, or such other information as may be acceptable to Lender in Lender's discretion; and

                          (v) the relevant wiring instructions for the
                 Borrowers' request for payment of the proceeds of the advance to the appropriate third party.

Borrowers' Agent shall also provide Lender with any and all information and documentation Lender deems necessary to confirm and verify the net cost of the Eligible Inventory and/or the circumstances pertaining to the Letter of Credit Arrangement, as the case may be. Upon receipt of the Notice of Borrowing and all other information and documentation Lender may request, Lender will undertake such due diligence as it deems advisable to determine





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whether the Eligible Inventory or the Letter of Credit Arrangement, as the case may be, is sufficient to justify the requested advance and is otherwise acceptable to Lender.Within five (5) Business Days after receipt of the Notice of Borrowing, Lender shall inform Borrowers' Agent whether such Eligible Inventory or the Letter of Credit Arrangement, as the case may be, is acceptable to Lender in its sole and absolute discretion. The notification of acceptance or rejection of a Notice of Borrowing shall be made in writing by Lender to Borrower.If Lender so deems such Eligible Inventory or Letter of Credit Arrangement unacceptable, Lender shall have no duty to make the Loan.
If Lender fails to notify Borrower that such Eligible Inventory or Letter of Credit Arrangement is acceptable to Lender within said five (5) Business Days, Lender shall be deemed to have rejected such Eligible Inventory or Letter of Credit Arrangement, as the case may be. Borrowers' Agent shall have the right to withdraw a Notice of Borrowing at any time prior to Borrowers Agent's receipt of the written notice of acceptance of the Notice of Borrowing by Lender.

         (b) Notice Irrevocable. After receipt by Borrowers' Agent of the written notice from Lender of the acceptance of a Notice of Borrowing (provided the Notice of Borrowing was not previously withdrawn by Borrower), each Notice of Borrowing shall be irrevocable and binding on Borrowers. The individual persons authorized to deliver a Notice of Borrowing to Lender on behalf of Borrowers are set forth on Schedule I attached hereto.Lender is authorized to rely upon any Notice of Borrowing purportedly signed by any one of such authorized persons until and unless Lender receives from Borrowers a written revocation of such authority. Borrowers shall indemnify Lender against and pay to Lender upon demand, any reasonable cost or expense, including without limitation reasonable attorneys' fees, paid by Lender to any third party in connection with such requested advance as to which a Notice of Borrowing has become irrevocable.Borrowers represent, warrant, and covenant that there will be no change in the terms or information set forth in the Notice of Borrowing from the date of the giving of the Notice of Borrowing to Lender through the date of repayment to Lender of the funds advanced by Lender with respect thereto without the prior written consent of Lender.

                 (c) Funding. If, and only if, Lender accepts a Notice of Borrowing, Lender shall, on the Borrowing Date, shall authorize the wire transfer of funds in the amount of such advance hereunder in immediately available funds in accordance with the wiring instructions provided to the Lender pursuant to Section 2.03 (a) (v) above.

                 (d) Benefit of Borrowers. Any loan or advance shall be conclusively presumed to have been made under the terms of the Revolving Credit Note to or for the benefit of all Borrowers when made pursuant to the terms of any Notice of Borrowing or when said advances are deposited to the credit of the account of Borrowers'





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Agent regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account, or may have requested an advance.

         Section 2.04 Application of Cash Sums. All cash sums paid to and received by the Lender on account of any Property upon which the Lender has a Lien (a) shall be promptly applied by the Lender on the Indebtedness whether or not such Indebtedness shall have, by its terms, matured, such application to be made to principal or interest or expenses as the Lender may elect; provided, however, the Lender need not apply or give credit for any item included in such sums until the Lender has received final credit therefor from its bank in accordance with normal banking practices (three [3] business days shall be allowed for collection of all items through normal banking channels, and funds received by Lender by wire transfer will be given credit upon receipt) or has received solvent credits accepted as such by the Lender; provided further, however, the Lender's failure to so apply any such sums shall not be a waiver of the Lender's right to so apply such sums or any other sums at any time, or
(b) so long as no Default or Event of Default has occurred and is continuing, at the option of the Lender, shall be released to the Borrowers for use in the Borrowers' business.

         Section 2.05 Computation. All payments of interest shall be computed on the per annum basis of a year of three hundred sixty (360) days and for the actual number of days (including the first but excluding the last day) elapsed unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per annum basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.

         Section 2.06 Removal of Inventory. Borrowers shall be entitled to remove Inventory from the Fenced Area of the Carrollton Warehouse if, and only if, the following conditions are satisfied:

                 (a) the advance made by Lender for the purchase of the Eligible Inventory (whether such advance was made directly, as contemplated by Section 2.30(a) (iii) , or indirectly to reimburse an issuer of a letter of credit, a as contemplated by Section 2.03 (a)
         (iv), has been repaid to Lender in collected funds; and

                 (b) at the time of removal, the Inventory to be removed, when compared to all other Inventory located in the Fenced Area of the Carrollton Warehouse, was the first to arrive in the Fenced Area of the Carrollton Warehouse; it being the intention of Borrowers and Lender that Inventory shall be removed from the Fenced Area of the Carrollton Warehouse only on a first-in, first-out basis.

         Section 2.07     Voluntary Prepayments and Re-borrowings.  The





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unpaid principal balance of the Revolving Credit Note at any time shall be the total amounts loaned or advanced thereunder by the Lender, less the amount of payments or prepayments of principal made thereon by or for the account of Borrowers.It is contemplated that by reason of prepayments thereon there may be times when no Indebtedness is owing thereunder; but notwithstanding such occurrences, the Revolving Credit Note shall remain valid and be in full force and effect as to loans or advances made pursuant to and under the terms of the Revolving Credit Note subsequent to each such occurrence. All loans or advances and all payments or prepayments made thereunder on account of principal or interest may be evidenced by Lender, or any subsequent holder, maintaining in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers resulting from all loans or advances and all payments or prepayments thereunder from time to time and the amounts of principal and interest payable and paid from time to time thereunder, in which event, in any legal action or proceeding in respect of the Revolving Credit Note, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of the Borrowers therein recorded.

         Section 2.08     Mandatory Prepayments.

                 (a) Borrowing Base. If at any time the outstanding principal balance under the Revolving Credit Note exceeds the Borrowing Base, then the Borrowers shall forthwith prepay the amount of such excess for application towards reduction of the outstanding principal balance of the Revolving Credit Note. Said prepayment shall be without premium or penalty, and shall be made together with the payment of accrued interest on the amount prepaid.

                 (b) Sale of Eligible Inventory. Upon any sale or disposition of Eligible Inventory or upon any removal of Eligible Inventory from the identified and segregated location of the Eligible Inventory at Borrowers' warehouse, then Borrowers shall forthwith prepay the Revolving Credit Note in an amount equal to

                          (i) in the case of any sale or disposition of the
                 Eligible Inventory, the amount of the proceeds of such sale or disposition (but in any event not less than the amount of funds advanced by the Lender for the purchase of such Eligible Inventory, together with the accrued interest thereon), and

                          (ii) in the case of any removal of Eligible Inventory
                 from the identified and segregated location of the Eligible Inventory at Borrowers' warehouse,the amount of funds advanced by the Lender for the a purchase of such Eligible Inventory, together with the accrued





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                 interest thereon.

                 (c) Expired Letters of Credit. Borrowers shall prepay the full amount of any advance under a Notice of Borrowing in connection with a Letter of Credit a Arrangement, together with accrued interest thereon, upon the expiration of any letter of credit (including any extensions of the expiration date thereof, as approved by Lender) issued under a Letter of Credit Arrangement.

         Section 2.09 Cross-collateralization and Default. The security Instruments, including this Agreement, the Revolving Credit Note and any other instrument given in connection with, or as security for, any Indebtedness of any Borrower or any Subsidiary shall serve as security one for the other, and an event of default under the Revolving Credit Note or any such instrument shall constitute an event of default under all such Revolving Credit Note and instruments.

         Section 2.10 Termination of Commitment. Notwithstanding anything to the contrary contained herein, in the Revolving Credit Note, or in any other instrument or agreement executed in connection with or as security for the Indebtedness, the Lender may, (a) at any time, and from time to time, in its sole discretion, refuse to make any advance for a revolving credit loan hereunder and under the Revolving Credit Note, or (b) upon giving the Borrowers' Agent at least ninety (90) days' prior written notice, at any time terminate its Commitment to advance funds to the Borrowers hereunder and under the Revolving Credit Note and all other obligations, if any, of the Lender hereunder as of the end of such ninety (90) day Period. In the event the Lender terminates its Commitment pursuant to Section 2.10(b), then Borrowers will have an additional ninety (90) days (i.e., aa total of one hundred eighty
(180) days from the date of Lender's giving written notice of termination of its commitment) within which Borrower shall pay the Indebtedness in full to the Lender.The rights of the Lender under this Section 2.10 are in addition to the rights of the Lender to terminate the Commitment pursuant to Section 7.02 hereof. borrowers understand that Lender has not regularly been in the business of making revolving credit loans and may decide to terminate Lender's commitment at any time for any reason, even though Borrowers have continued to perform all of their obligations in an exemplary manner. Borrowers have agreed to accept any such termination in order to induce Lender to enter into this transaction, and have further represented to Lender that Borrowers can and will arrange Borrowers' affairs so that termination by Lender at any time will not surprise or damage Borrowers.

         Section 2.11 Commitment Fee. Borrowers shall pay to Lender at the Closing and on each anniversary date thereafter a commitment fee (the "Commitment Fee"), calculated on the basis of Thirty Thousand and No/100 Dollars ($30,000.00) per annum, and pro-rated over the then remaining term of the Commitment, if less than a full year. This fee shall be consideration paid to Lender in exchange for Lender's agreement to make the total amount of the Commitment available to Borrowers, subject to the terms of this Agreement.The Commitment Fee will be non- refundable. Nevertheless, if Lender exercises its right under Section 2.10(b) to terminate its Commitment, then Borrowers shall be entitled to a refund of the Commitment Fee, pro-rated on the basis of the remaining portion, as of the effective date of termination, of the annual period year for which the Commitment Fee vas paid.In the event that any Indebtedness remains owing to Lender as of the effective date of Lender's termination of the Commitment, Lender, at Lender's option, may credit the Indebtedness in the amount of the portion of the Commitment Fee to which Borrowers are entitled as a refund.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement, the Borrowers represent and warrant to the Lender (which representations and warranties will survive the delivery of the Revolving Credit Note and the making of the loans thereunder) that:

         Section 3.01 Corporate Existence. Each Borrower and each Subsidiary is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions wherein it maintains a place of business. Section 3.02 Corporate Power and Authorization. Each Borrower is duly authorized and empowered to create and issue the Revolving Credit Note; and each Borrower and each subsidiary is duly authorized and empowered to execute, deliver and perform the Security Instruments, including this Agreement, to which it is a party; and all corporate action on the Borrowers' or any Subsidiary's part requisite for the due creation and issuance of the Revolving Credit Note and for the due execution, delivery and performance of the Security Instruments, including this Agreement, to which any Borrower or any Subsidiary is a party has been duly and effectively taken. The Board of Directors of each Borrower acting pursuant to a duly called and constituted meeting, after proper notice, or pursuant to valid and unanimous consent, has determined (a) that entry into and performance of this Agreement and each of the other documents to which each Borrower is a party, directly or indirectly benefits each Borrower and (b) that adequate and fair consideration and reasonably equivalent value have been received by each Borrower to execute and perform this Agreement and each of the other documents to which it is a party.

         Section 3.03 Binding Obligations. This Agreement does, and the Revolving Credit Note and other Security Instruments to which any Borrower and any Subsidiaries are parties upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of each Borrower or the Subsidiary as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and other similar laws and general principles of equity. Section 3.04 No Legal Bar or Resultant Lien. The Revolving Credit Note and the Security Instruments, including this Agreement, to which any Borrower or any Subsidiary is a party, do not and will not violate any provisions of the articles or certificates of incorporation or bylaws of any such Borrower or any such Subsidiary, or any contract, agreement, a law, regulation, order, injunction, judgment, decree or writ to which such Borrower or such Subsidiary is subject, or result in the creation or imposition of any Lien upon any properties of such Borrower or such Subsidiary, other than those contemplated by this Agreement.

         Section 3.05 No Consent. The execution, delivery and performance of the Revolving Credit Note and the Security instruments, including this Agreement, to which such Borrower or any Subsidiary is a party do not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

         Section 3.06 Financial Condition. The audited consolidated financial statements of the Borrowers' and their Subsidiaries dated as of December 31, 1991, which have been delivered to the Lender, are complete and correct, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fully and accurately reflect the financial condition and results of the operations of the Borrowers and their Subsidiaries as at the date or dates and for the period or periods stated. No material adverse change, either in any case or in the aggregate, has since occurred in the condition, financial or otherwise, of any Borrower or any Subsidiary, except as disclosed to the Lender in writing.

         Section 3.07 Investments and Guaranties. Neither any borrower nor any Subsidiary has made investments in, advances to or guaranties of the obligations of any Person, except (a) as reflected in the Financial Statements or disclosed to the Lender in writing, and (b) guaranties by Ultrak, Loss Prevention and CCTV to TCFC covering obligations of Exxis.

         Section 3.08 Issuance of Stock. Except as disclosed in Schedule II attached hereto, there are no outstanding subscriptions, warrants, options, calls, commitments, convertible securities or other agreements to which any Borrower is a party or by which it is bound, calling for the issuance of any capital stock or securities convertible into capital stock of such Borrower.

         Section 3.09 Liabilities. Except for liabilities incurred in the normal course of business, no Borrower nor any Subsidiary has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the Financial Statements or as disclosed in
Schedule III attached hereto.Except as described in the Financial Statements, or as disclosed in Schedule III attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any Subsidiary which involves the possibility of any judgment or liability not fully covered by insurance, and which may materially and adversely affect the business or the Properties of any Borrower or any Subsidiary or their ability to carry on business as now conducted.

         Section 3.10 Taxes; Governmental Charges. Each Borrower and each Subsidiary have filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it, except for those a taxes, assessments, charges, levies or claims that Borrowers are currently contesting in good faith by appropriate proceedings diligently conducted and for which the Borrowers or their Subsidiaries shall have set up reserves therefor adequate under generally accepted accounting principles.

         Section 3.11 Titles, etc. Each Borrower and each Subsidiary have good title to its respective material (individually or in the aggregate) Properties, free and clear of all Liens except those referred to in the Financial Statements and in Section 5.02 hereof.

         Section 3.12 Defaults. No Borrower nor any Subsidiary is in default (in any respect which materially and adversely affects its respective business, Properties, operations or condition, financial or otherwise) under any indenture, mortgage, deed of trust, agreement or other instrument to which any Borrower or any Subsidiary is a party or by which any Borrower or any Subsidiary is bound, except as disclosed in Schedule IV attached hereto. No Default hereunder has occurred and is continuing.

         Section 3.13 Use of Proceeds; Margin Stock. The proceed of the Revolving Credit Note will be used by the Borrowers solely for the purposes of (a) purchasing Inventory, or (b) providing funds for reimbursement obligations owed to issuers of letters of credit under Letter of Credit Arrangements. None of such proceeds will be used for, and neither the Borrowers nor any Subsidiary are engaged in, the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations G or U.No part of the proceeds of the loans evidenced by the Revolving Credit Note will be used for any purpose which violates Regulation X of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 224). All loans evidenced by the Revolving Credit Note are and shall be "business loans" as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and such loans are for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used and defined in Chapter l of the Texas Credit Code, Title 79, Texas Revised Civil Statutes. Neither the Borrowers nor any Subsidiary nor any Person acting on behalf of any Borrower or any Subsidiary have taken or will take any action which might cause the Revolving Credit Note or any of the Security Instruments, including this Agreement, to violate Regulations G or U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

         Section 3.14 Compliance with the Law. Neither the Borrowers nor any Subsidiary: (a) are in violation of any law, ordinance, or governmental rule or regulation to which any Borrower or any Subsidiary or any of their respective Properties are subject, including but not limited to those laws,ordinances and governmental rules and regulations regarding employee wages and overtime; (b) have failed to obtain any license, permit,franchise or other governmental authorization necessary to the ownership of any of their respective properties or the conduct of their respective businesses; which violation or failure might materially and adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of any Borrower or any Subsidiary.

         Section 3.15 ERISA. The Borrowers and their Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of any Borrower or any Subsidiary.

         Section 3.16 Subsidiaries. CCTV, Loss Prevention and Exxis are wholly-owned subsidiaries of Ultrak. Ultrak has no other subsidiaries. CCTV, Loss Prevention and Exxis have no subsidiaries.

         Section 3.17 Direct Benefit From Loans. Each Borrower has received, or, upon the execution and funding thereof, will receive (a) direct benefit from the making and execution of this Agreement and the other documents to which it is a party, and (b) fair and independent consideration for the entry into, and performance of, this Agreement and the other documents to which it is a party.

         Section 3.18 RICO. No Borrower is in violation of any laws, statutes or regulations, including, without limitation, RICO, which contain provisions which could potentially override Lender's security interest in the Collateral (as that term is defined in the Security Instruments).

         Section 3.19. Commissions. No brokerage commission, a finders' fee, or investment banking fees are payable by Borrower to any person or entity in connection with the Loan Documents or the transactions contemplated thereby.

                                   ARTICLE IV

                             AFFIRMATIVE COVENANTS

         A deviation from the provisions of this Article IV shall not constitute a Default under this Agreement if such deviation is consented to in writing (in the manner hereinafter provided in Section 9.02) by the Lender.Without the prior written consent of the Lender, the Borrowers will at all times comply with the covenants contained in this Article IV, from the date hereof and for so long as any part of the Revolving Credit Note or the Commitment is outstanding.

         Section 4.01 Financial Statements and Reports. The Borrowers and the Subsidiaries will promptly furnish to the Lender from time to time upon request such information regarding the business, affairs and financial condition of the Borrowers and their Subsidiaries as the Lender may reasonably request, and will furnish to the Lender:

                 (a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year of the Borrowers, the audited consolidated balance sheets of the Borrowers and their Subsidiaries as at the end of such year, the unaudited consolidating balance sheets of the Borrowers and their Subsidiaries as at the end of such year, the audited consolidated operating statements of the Borrowers and their Subsidiaries as at the end of such year (showing income, expenses and surplus) and the unaudited consolidating operating statements of the Borrowers and their Subsidiaries as at the end of such year (showing income, expenses and surplus), setting forth in each case in comparative form figures for the previous fiscal year, a all prepared in accordance with generally accepted accounting principles and accompanied, as to audited statements, by the unqualified opinion of an independent certified public accountant acceptable to the Lender;

                 (b) Monthly Financial Statements.   As soon as available
         and in any event within thirty (30) days after the end of each calendar month, the consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as at the end of such month and the consolidated and consolidating operating statements of the Borrowers and their Subsidiaries for such month (showing income, expenses and surplus for such month and for the a period from the beginning of the fiscal year to the end of such month and showing Borrowers' performance for such month compared to Borrowers' consolidated budget for the fiscal year of such month), all prepared in accordance with generally accepted accounting principles, subject to year-end adjustments, certified by the principal financial officer of the Borrowers, together with a certificate of the chief financial officer or other appropriate officer of Borrowers' Agent, signed and completed, in the form attached hereto asExhibit B;

                 (c) Monthly Borrowing Base Report. As soon as available and in any event within twenty (20) days after the end of each calendar month, a report in such form as Lender may reasonably request, reflecting the Eligible Inventory of Borrowers as of the end of such month and calculating the Inventory Advance Amount based thereon and invoice registers, perpetual inventory listings and cash a receipt journals which back up such report. Such report shall also reflect the amount of sales and receipts of Borrowers during the preceding month and such other information as Lender may reasonably request; and

                 (d) Weekly Cycle Count. As soon as available and in any event not later than the Wednesday following the end of each calendar week, a cycle count of the Borrowers' Inventory in the form attached hereto asExhibit C, reflecting the Eligible Inventory of Borrowers as of the end of such week and calculating the Inventory Advance Amount based thereon and invoice registers, perpetual inventory listings and cash receipt journals which back up such report. All such balance sheets and other financial statements referred to in this Section 4.01above shall be in such detail as the Lender may reasonably request and shall conform to generally accepted accounting principles applied on a basis consistent with those of the Financial Statements, except only for such changes in accounting principles or practice with which independent certified public accountants concur.

         Section 4.02 Compliance with Laws; Payment of Taxes and Other Claims. The Borrowers will and will cause each Subsidiary to observe and comply with (a) all applicable laws, statutes, codes, acts, ordinances, rules, regulations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers applicable to it and where the failure to observe or comply would have a material adverse effect on the condition, financial or otherwise, of Borrowers; and (b) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any Borrower or any Subsidiary or upon the income or any Property of any Borrower or any Subsidiary as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien upon any or all of the Property of any Borrower or any Subsidiary; provided, however, that, neither Borrowers nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, if the amount in controversy is less than $25,000, and if the Borrowers or their Subsidiaries shall have set up reserves there for adequate under generally accepted accounting principles.

         Section 4.03 Maintenance. Each Borrower will and will cause each Subsidiary to (a) maintain its corporate existence, rights and franchises; (b) observe and comply with all applicable and valid laws, statutes, codes, acts, ordinances, judgments, injunctions, rules, regulations, certificates, franchises, permits and licenses (including without limitation applicable statutes, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations) of all federal, state, county, municipal and other governmental authorities; (c) maintain its Properties (and any properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition (ordinary wear and tear and sales in the ordinary course of business excepted) at all times and make all repairs, replacements, additions, betterment and improvements to its Properties as are needful and proper so that the business a carried on in connection therewith may be conducted properly and efficiently at all times; and (d) maintain and keep books of records and accounts, all in accordance with generally accepted accounting principles, consistently applied, of all dealings and transactions in relation to its business and activity.

         Section 4.04 Further Assurances. Each Borrower will cure promptly any defects in the creation and issuance of the Revolving Credit Note and the execution and delivery of the Security Instruments, including this Agreement. The Borrowers at their expense will promptly execute and deliver to the Lender upon request all such other and further documents, agreements and instruments to effectuate the agreements of any Borrower or any of their Subsidiaries in the Security instruments, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Revolving Credit Note, or to correct any omissions in the Security Instruments, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith. Section 4.05

Performance of Obligations. The Borrowers will pay the Revolving Credit Note according to the reading, tenor and effect thereof; and the Borrowers will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrowers under the Security Instruments, including this Agreement, at the time or times and in the manner specified, and cause each of its Subsidiaries to take such action with respect to their obligations to be a performed and discharged under the Security Instruments to which they respectively are parties.

         Section 4.06 Reimbursement of Expenses. The Lender will pay all legal fees of Lender incurred by the Lender in connection with the preparation of this Agreement and any and all other Security Instruments contemplated hereby. The Borrowers will pay all reasonable legal fees incurred by the Lender in connection with the amendment, interpretation, administration and enforcement of this Agreement and any and all other Security Instruments contemplated hereby. The Borrowers will, upon request, promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrowers under this Agreement or any other Security Instrument, or to protect the Properties or business of any Borrower or any Subsidiary or to collect the Revolving Credit Note, or to enforce the rights of the Lender under this Agreement, the Revolving Credit Note, or any other security Instrument, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest at either (a) the post-maturity rate specified in Section 2.02 on each such amount from the date that the same is expended, advanced or incurred by the Lender until the date of reimbursement to the Lender, or (b) if no Default shall have occurred and be continuing, the prematurity rate specified in
Section 2.02 on each such amount from the date that the same is expended, advanced or incurred by the Lender until the date of written demand or request by the Lender for the reimbursement of same, and thereafter at the applicable post-maturity rate specified in Section 2.02 until the date of reimbursement to the Lender.

         Section 4.07 Insurance. Each Borrower and each Subsidiary now maintains and will continue to maintain with financially sound and reputable insurers, insurance with respect to its respective Properties and businesses against such liabilities, casualties, risks and contingencies and in such types and amounts as are customary in the case of corporations engaged in the same or similar businesses and a similarly situated. All such policies shall name the Lender as loss payee. AFB and TCFC may be named as loss co-payees, to the extent that their interest may appear. Upon request of the Lender, the Borrowers will furnish or cause to be furnished to the Lender from time to time a summary of the insurance coverage of the Borrowers and their Subsidiaries in form and substance satisfactory to the Lender and if requested will furnish the Lender copies of the applicable policies.

         Section 4.08 Inspections. The Borrowers will permit and will cause each Subsidiary to permit any officer, employee or agent of the Lender to visit and inspect any of the Properties a of any Borrower or any Subsidiary, examine any Borrower's or any Subsidiary's books of record and accounts, take copies and extracts there from, and discuss the affairs, finances and accounts of any Borrower or any Subsidiary with the Borrower's or Subsidiary's current and former officers, employees, accountants, auditors, creditors and bankers, all at such times a during normal business hours and as often as the Lender may desire. Borrowers will also give Lender not less than five (5) Business Days actual notice of all regular meetings and three (3) Business days actual notice of all special meetings of the Board of Directors of any Borrower, will permit a person designated from time to time by Lender to attend such meetings a as an observer and will provide such person with all information available to the directors of the Borrowers.

         Section 4.09 Notice of Certain Events. The Borrowers shall promptly notify the Lender if the Borrowers learn of the occurrence of (a) any event which constitutes a Default, altogether with a detailed statement by a responsible officer of the Borrowers of the steps being taken to cure the effect of such Default; or (b) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of the Borrower or any Subsidiary or of any security (as defined in the Securities Act of 1933, as amended) of any Borrower or any Subsidiary with respect to a claimed default, together with a detailed statement by a responsible officer of such Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action such Borrower or its Subsidiary is taking or proposes to take with respect thereto; or (c) any legal, judicial or regulatory proceedings affecting any Borrower or any Subsidiary or any of the Properties of any Borrower or any Subsidiary in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a material and adverse effect on the business or the financial condition of any Borrower or any Subsidiary; or (d) any dispute between any Borrower or any Subsidiary and any governmental or regulatory body or any other Person which, if adversely determined, might materially interfere with the normal business operations of any Borrower or any Subsidiary; or (e) any material adverse changes, either in any case or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs or circumstances of any Borrower or any Subsidiary, from those reflected in the Financial Statements or by the facts warranted or represented in any Security Instrument, including this Agreement.

         Section 4.10 ERISA Information and Compliance. The Borrowers will promptly furnish to the Lender (a) if requested by the Lender, promptly after the filing thereof with the United

States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created thereunder, and ,(b) immediately upon becoming aware of the occurrence of any reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal financial officer of the Borrowers specifying the nature thereof, what action the Borrowers or any of their Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. The Borrowers will fund, or will cause their Subsidiaries to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect for the benefit of employees of the Borrowers or any of their Subsidiaries, and comply with all applicable provisions of ERISA.

         Section 4.11 Environmental Requirements. Borrowers shall comply with all federal laws, state statutes, municipal ordinances and all other governmental standards, rules and regulations applicable to Borrowers or to their Property in respect to occupational health and safety, hazardous waste and substances and environmental matters. Borrowers shall promptly notify Lender of its receipt of any notice of a violation or an alleged violation of any such federal laws, state statutes, municipal ordinances or other governmental standards, rules or regulations. Borrowers shall indemnify and hold Lender harmless from all loss, cost, damages, claim and expense incurred by Lender on account of any Borrower's failure to perform the obligations of this Section.

         Section 4.12 Securities Law Information and Compliance. Borrowers and all Subsidiaries shall comply with all Securities Laws and will immediately provide Lender as soon as available with all filings made subsequent to Closing by Borrowers pursuant to Securities Laws, including without limitation all Forms 8-K's, 13-Ds, 10-Q1s and 10-K's, and upon Lender's request all such filings made prior to Closing.

         Section 4.13 Identification and Segregation of Eligible Inventory. Borrower shall segregate and maintain all Eligible Inventory in any Borrower's possession in the Fenced Area of the Carrollton Warehouse, apart and distinct from all other Inventory of any Borrower. Borrower shall conspicuously identify all Eligible Inventory in any Borrower's possession as being subject to the lien and security interest of the Lender. All Eligible Inventory shall be physically located in the Fenced Area of the Carrollton Warehouse within forty-eight (48) hours after such Eligible Inventory arrives at the location commonly known as 1220 Champion Circle, Carrollton, Texas.

         Section 4.14 Warehouseman's Agreement. Borrowers shall maintain in full force and effect the Warehouseman's Agreement during the term of this Agreement. Borrower's shall take any and all action necessary to enable the warehouseman to perform its duties and obligations under Warehouseman's Agreement. borrower shall provide immediate notice to Lender of any circumstance that would hinder, interfere with, or impede the warehouseman in the performance of its duties and obligations under the Warehouseman's Agreement. All expenses involved in the Warehouseman's Agreement shall be borne by Borrowers.

                                   ARTICLE V

                               NEGATIVE COVENANTS

         A deviation from the provisions of this Article V shall not constitute a Default under this Agreement if such deviation is consented to in writing (in the manner hereinafter provided in Section 9.02) by the Lender.Without the prior written consent of the Lender, the Borrowers will at all times comply with the covenants contained in this Article V, from the date hereof and for so long as any part of the Revolving Credit Note or the Commitment is outstanding.

         Section 5.01 Debts, Guaranties and Other Obligations. Neither the Borrowers nor any Subsidiary will incur, create, assume or in any manner become or be liable in respect of any indebtedness (including obligations for the payment of rentals); and neither the Borrowers nor any Subsidiary will guarantee or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, except that the foregoing restrictions shall not apply to:

                 (a) the Revolving Credit Note or other Indebtedness to the Lender;

                 (b) liabilities, direct or contingent, of the Borrowers and their Subsidiaries existing on the date of this Agreement which are reflected in the Financial Statements or have been disclosed to the Lender in Schedule III attached hereto, but not any renewals and- ~ extensions thereof;

                 (c) liabilities in relation to leases and lease agreements to the extent permitted by Section 5.07 hereof;

                 (d) endorsements of negotiable or similar instruments for collection or deposit in the ordinary a course of business;

                 (e) trade payables or similar obligations from time to time incurred in the ordinary course of business, other than for borrowed money;

                 (f) taxes, assessments or other government charges which are not yet due or are being contested pursuant to Section 4.02 hereof; and

                 (g) indebtedness which is subordinated to the Revolving Credit Note by terms satisfactory to the Lender, a in its sole discretion.

         Section 5.02     Liens.   Neither the Borrowers nor any Subsidiary
will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

                 (a) Liens securing the payment of any Indebtedness to the Lender;

                 (b) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor;

                 (c) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums not yet due or, subject to the written approval of the Lender, being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves shall be required by generally accepted accounting principles shall have been made therefor;

                 (d) Liens existing on Property owned by any Borrowers or any Subsidiary on the date of this Agreement a which have been disclosed to the Lender in Schedule V ~ attached hereto, but not any renewals and extensions thereof;

                 (e) pledges or deposits made in the ordinary course of business in connection with workmen's compensation, a unemployment insurance, social security and other like laws;

                 (f) inchoate liens arising under ERISA to secure the contingent liability of any Borrower or any Subsidiary permitted by
         Section 4.10 hereof; and

                 (g) purchase money liens on property of Borrowers created solely for the purpose of securing the deferred purchase price of property, provided that such liens cover the property being acquired and that the principal amount of the indebtedness secured by any such lien shall not at a any time exceed the original purchase price of such property.

         Section 5.03 Investments, Loans and Advances. Neither the Borrowers nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any person, except that the foregoing restriction shall not apply to:

                 (a) loans, advances or investments the material details of which have been set forth in the Financial Statements or have been otherwise disclosed to the Lender in Schedule VI attached hereto;

                 (b) investments in direct obligations of the United States of America or any agency thereof;

                 (c) investments in certificates of deposit issued by commercial banks in the United States having a combined capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00);

                 (d) investments in commercial paper with the best rating by Standard & Poors, Moody's Investors Service, Inc., or any other rating agency satisfactory to the Lender issued by companies in the United States with a combined capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00); and

                 (e) investments in Exxis in the original amount of $950,000, created pursuant to that certain financing arrangement with TCFC.

         Section 5.04 Dividends, Distributions and Redemptions. Except as provided in this Section, the Borrowers will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, except that the Borrowers may declare and deliver stock dividends and may convert preferred stock of a Borrower to common stock of a Borrower. Notwithstanding the foregoing, so long as no Event of Default has occurred nor will be created by the payment of a dividend as described herein, Ultrak may declare and pay dividends on presently outstanding Series A Preferred Stock of Ultrak owned by George K. Broady in an amount up to One Hundred Seventeen Thousand Two Hundred Eleven and No/100 Dollars ($117,211.00) per year.

         Section 5.05 Sale of Properties. Neither the Borrowers nor any Subsidiary will sell, transfer or otherwise dispose of all or any substantial portion or integral part of their properties except in the ordinary course of business, or enter into any arrangement, directly or indirectly, with any Person whereby any Borrower or any Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby any Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which any Borrower or any Subsidiary intends to a use for substantially the same purpose or purposes as the Property sold or transferred.

         Section 5.06 Nature of Business. Neither the Borrowers nor any Subsidiary will permit any material change to be made in the character of its business as carried on at the date hereof.Section 5.07 Limitation on Leases. Neither the Borrowers nor any Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal), under leases or lease agreements, without the prior written consent of Lender, except (a) leases and lease agreements for equipment used in the office operations of the Borrowers in an aggregate amount for the Borrowers and all Subsidiaries (determined on a consolidated basis) not to exceed $300,000.00 in any fiscal year of the Borrowers, and (b) leases and lease agreements for real property at 1220 Champion Circle, Suite 100, Carrollton, Texas, not to exceed in the aggregate $300,000.00 in any fiscal year of the Borrowers.

         Section 5.08 Mergers, Consolidations, etc. Neither the Borrowers nor any Subsidiary will, without Lender's prior written consent, which consent shall not be unreasonably withheld, amend its certificate or articles of incorporation or otherwise change its corporate name or structure, or consolidate with or merge into or acquire any Person, or permit any other Person to consolidate with or merge into or acquire any Borrower or any Subsidiary or acquire the stock of any corporation or form any Subsidiary.

         Section 5.09 ERISA Compliance. The Borrowers will not at any time permit any Plan maintained by any Borrower or any Subsidiary to:

                 (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended;

                 (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

                 (c) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of any Borrower or any Subsidiary pursuant to Section 4068 of a ERISA.

         Section 5.10 Issuance of Stock. During the term of this Agreement, Borrowers will not issue any additional shares of stock without the written consent of Lender, which consent will not be unreasonably withheld, except such shares as may be issuable upon presently exercisable stock options held by officers, directors or key employees of Borrowers and which are disclosed in Schedule II attached hereto.

         Section 5.11 Changes in Accounting Methods. Borrowers will not make any change in their accounting method as in effect on the date of this Agreement or change their fiscal year ending date from December 31, unless such changes have the prior written approval of the Lender.

         Section 5.12 Transactions With Affiliates. Borrowers will not, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of any service) with any Affiliate, other than in the ordinary course of their business and upon substantially the same or better terms as they could obtain in an arm's length transaction with a Person who is not an Affiliate.

         Section 5.13 Use of Proceeds. Borrowers will not use the proceeds of the Revolving Credit Note for purposes other than those set forth in Section
3.13. Section 5.14 RICO. Borrowers will not violate any laws, statutes or regulations, whether federal or state, for which forfeiture of its properties is a potential penalty, including, without limitations, RICO.

         Section 5.15 Limitation on Compensation. So long as no Event of Default has occurred neither the Borrowers nor any Subsidiary will pay George
K. Broady directly or indirectly any salary, bonus or any other form of compensation in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) per annum in the aggregate, without the Lender's prior written consent; after an Event of Default has occurred this amount shall be decreased to One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00). Section
5.16 Limitation on Payment of Subordinated Debt. Prior to March 21, 1994, neither the Borrowers nor any Subsidiary will make any payment of principal on that certain Promissory Note of even date herewith, in the principal sum of $285,000.00, payable to the order of George A. Smith III.

         Section 5.17 Press Releases. The Borrowers shall not permit to be made any press release or other public communication pertaining to Lender that mentions Lender or any affiliate of Lender without Lender's prior written consent.

                                   ARTICLE VI

                              FINANCIAL COVENANTS

         A deviation from the provisions of this Article VI shall not constitute a Default under this Agreement if such deviation is consented to in writing (in the manner hereinafter provided in Section 9.02) by the Lender.Without the prior written consent of the Lender, the Borrowers will at all times comply with the covenants contained in this Article VI, from the date hereof and for so long as any part of the Revolving Credit Note or the Commitment is outstanding.

         Section 6.01 Current Ratio. During the term of this Agreement, Borrowers will not permit or suffer at any date the ratio of (a) their consolidated Current Assets, to (b) their consolidated Current Liabilities, to be less than 1.5 to 1.0.

         Section 6.02 Leverage Ratio. During the term of this Agreement, Borrowers shall not permit or suffer at any date the ratio of (a) the consolidated total liabilities of Borrowers, determined according to generally accepted accounting principles (but excluding the obligations owing to TCFC for the financing of the subsidiary of Exxis, which may not exceed $10,000,000), to
(b) Borrowers consolidated Tangible Net Worth, to be greater than 1.75 to 1.

         Section 6.03 Debt Service Coverage Ratio. During the term of this Agreement, Borrowers shall not permit or suffer at any time their ratio of (a) Borrower's net income, plus amortization, plus depreciation, plus other non-cash charges, minus Net Capital Expenditures, to (b) Current Maturities of Long Term Debt to be greater than 1.75 to 1.

         Section 6.04 Tangible Net Worth. During the term of this Agreement, Borrowers will not permit or suffer at any time their consolidated Tangible Net Worth to be less than the amounts, throughout the periods, indicated below:

         Period                            Minimum Tangible Net Worth
         ------                            --------------------------

         Closing through 12/31/92          $5,000,000.00
         01/01/93 and thereafter           $5,500,000.00

         Section 6.05 Working Capital. During the term of this Agreement, Borrowers shall not permit or suffer at any time their consolidated Current Assets, less their consolidated Current Liabilities to be less than $4,000,000.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

         Section 7.01 Events. Any of the following events shall be considered an "Event of De fault" as that term is used herein:

                 (a) Interest Payments. Default is made in the payment or prepayment when due of any installment of interest on the Revolving Credit Note or any other a Indebtedness and such default continues for a period of three (3) days following the due date; or

                 (b) Principal Pavements. Default is made in the payment or prepayment when due of any installment of principal on the Revolving Credit Note or any other Indebtedness; or

                 (c) Representations and Warranties. Any representation or warranty made by any Borrower or any Subsidiary in any Security Instrument, including this Agreement, proves to have been incorrect in any material a respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by any Borrower or any Subsidiary (or any officer, accountant or attorney of any Borrower or any Subsidiary) under any Security Instrument, including this Agreement, proves to have been untrue in any material a respect, as of the date as of which the facts therein set forth were stated or certified; or

                 (d) Affirmative Covenants. Default is made in the due observance or performance of any of the covenants or agreements contained in Article IV of this Agreement; or

                 (e) Negative Covenants. Default is made in the due observance or performance by any Borrower or any Subsidiary of any of the covenants or agreements contained in Article V of this Agreement; or

                 (f) Financial Covenants. Default is made in the due observance or performance by any Borrower or any Subsidiary of any of the covenants or agreements contained in Article VI of this Agreement; or

                 (g) Conditions Precedent. The Borrowers fail to a satisfy, or cause to be satisfied, any of the conditions precedent contained in
         Article VIII hereof which are not to be completed as of the date of this Agreement; or

                 (h) Other Security Instrument Obligations. Default is made in the due observance or performance by any a Borrower or any Subsidiary of any of the covenants or agreements contained in any Security Instrument other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Security Instrument; or

                 (i) Involuntary Bankruptcy Proceedings. A receiver,conservator, custodian, liquidator, creditors committee, board of inspectors, or trustee of any Borrower or any Subsidiary, or of any of their Property, is created,engaged, retained, procured, authorized, or appointed in the United States or under any law of any foreign country by the order or decree of any court or agency or supervisory authority having jurisdiction; or any Borrower or any Subsidiary becomes a debtor under the Bankruptcy Code of the

         United States or under the law of any foreign country, or is the subject of an order for relief, or becomes a bankrupt or insolvent; or any Borrower's or any Subsidiary's Property is sequestered, seized, or attached in the United States or under any law of any foreign country by court order or decree; or a complaint,petition, or similar pleadings filed against any Borrower or any Subsidiary under any bankruptcy,reorganization, insolvency, readjustment of debt,dissolution, or liquidation law of any jurisdiction, in the United States or in any foreign country, whether such law is now in existence or hereafter in effect; or

                 (j) Voluntary Petitions. Any Borrower or any Subsidiary files a petition in bankruptcy or reorganization or seeks relief under any provision of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdictions in the United States or in any foreign country, whether such law is now in existence or hereafter in effect, or any Borrower or any Subsidiary is the subject of an order for relief or winding-up petition entered by any bankruptcy court, or any Borrower or any Subsidiary consents to the filing of any petition against it under any such law in the United States or in any foreign country; or

                 (k) Assignments. Conveyances. or Transfers for Benefit of Creditors.Any Borrower or any Subsidiary makes an assignment, conveyance, or transfer for the benefit of its creditors, or for the purpose of enforcing a lien against its Property, or admits in writing its inability to pay its debts generally as they become due,or is generally not paying its debts as such debts become due, or consents to the appointment of a custodian, receiver, trustee, assignee, or liquidator of all,substantially all, less than substantially all, or any part of its Property for the purpose of enforcing a lien against its Property; or

                 (l) Discontinuance of Business. Any Borrower or any Subsidiary discontinues its usual business; or

                 (m) Default on Other Debt or Security. Any Borrower or any Subsidiary fails to make any payment due on any indebtedness or security (as "security" is defined in the Securities Act of 1933, as amended) or any event shall occur or any condition shall exist in respect of any indebtedness or security of any Borrower or any Subsidiary, or under any agreement securing or relating to such indebtedness or security, the effect of which is (i) to cause or to permit any holder of such indebtedness or other security or a trustee to cause (whether or not such holder or trustee elects to cause) such indebtedness or security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (ii) to permit a trustee or the holder of any security (other than common stock of any Borrower or any Subsidiary) to elect (whether or not such holder or trustee does elect) a majority of the directors on the board of directors of any Borrower or any Subsidiary; or

                 (n) Undischarged Judgments. If judgment for the payment of money in excess of Ten Thousand and No/100 Dollars ($10,000.00) is rendered by any court or other governmental body against any Borrower or any Subsidiary and any Borrower or Subsidiary does not immediately discharge the same or provide for its immediate discharge in accordance with its terms, or procure a stay of execution thereof within ten (10) days from the date of entry thereof, and within said period of ten (10) days from the date of entry thereof or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves there for as may be required under generally accepted accounting principles; or

                 (o) Insolvency.  If any Borrower shall be or become insolvent;
         or

                 (p) Fraudulent Transfers. Any Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent transfer or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint or other process which is not vacated within 60 days from the date thereof; or

                 (q) Forfeiture. The filing of formal charges under a federal or state law for which forfeiture of any a Borrower's Property is a potential penalty; or

                 (r) Segregation of Inventory. The failure of any Eligible Inventory to be located at all times within the Fenced Area of the Carrollton Warehouse within forty-eight (48) hours after the arrival of such Eligible Inventory at a the premises commonly known as 1220 Champion Circle, Carrollton, Texas.

         Section 7.02 Remedies. Upon the happening of any Event of Default specified in Section 7.01 and during the continuance thereof, (a) the Lender may declare the entire principal amount a of all Indebtedness then outstanding including interest accrued thereon to be immediately due and payable (provided, that the occurrence of any event described in Subsections 6.01(g) or (h) shall automatically accelerate the maturity of the Indebtedness, without the necessity of any action by the Lender) without presentment, demand, protest, notice of protest or dishonor, notice of default, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of any kind, all of which are hereby expressly waived by each Borrower and each Subsidiary; and (b) all obligations, if any, of the Lender hereunder, including the Commitment, shall immediately cease and terminate unless and until the Lender shall reinstate same in writing.

         Section 7.03 Prohibition of Transfer, Assignment and Assumption. This Agreement pertains to the extension of debt financing and financial accommodations for the benefit of the Borrowers and the Subsidiaries and cannot be transferred to, assigned to or assumed by any other person or entity either a voluntarily or by operation of law. In the event any Borrower or any Subsidiary becomes a debtor under the Bankruptcy Code of the United States or under the law of any foreign country, any trustee or debtor in possession may not assume or assign this Agreement nor delegate the performance of any provision hereunder.

                                  ARTICLE VIII

                                   CONDITIONS

         The obligation of the Lender to make the loans to be evidenced by the Revolving Credit Note is subject to the accuracy of each and every representation and warranty of the Borrowers and their Subsidiaries made or referred to in each Security Instrument, including this Agreement, or in any certificate delivered to the Lender pursuant to or in connection with any Security Instrument, including this agreement, to the performance by the Borrowers of their obligations to be performed hereunder on or before the date of the loan, and to the satisfaction of the following further conditions which must be satisfied as of the date of this Agreement or advance under the Revolving Credit Note.


         Section 8.01 Closing. The delivery of all instruments and certificates referred to in this Article VIII not theretofore delivered and for the making of the loans provided for in Article II of this Agreement shall occur on or before July 21, 1992.

         Section 8.02 Revolving Credit Note. The Borrowers shall have duly and validly issued, executed and delivered the Revolving Credit Note to the Lender.

         Section 8.03 Charter; By-laws. The Lender shall have received a copy, certified as true by the Secretary or Assistant Secretary of each Borrower or the Subsidiary, respectively, of the articles or certificate of incorporation and the by-laws of such Borrower and any Subsidiary which is to execute this Agreement or any Security Instrument pursuant to this Agreement.

         Section 8.04 Secretary's Certificates. The Lender shall have received, on or before the date of Closing, certificates of the Secretary of the Borrowers and any Subsidiary which is to execute any Security Instrument pursuant to this Agreement setting forth (a) resolutions of its board of directors in form and substance satisfactory to the Lender with respect to the authorization of the Revolving Credit Note, this Agreement and any other Security Instruments provided herein and the officers authorized to sign such instruments, and (b) specimen signatures of the officers so authorized.

         Section 8.05 Opinion of Borrowers' Counsel. The Lender a shall have received within thirty (30) days of the date of this Agreement and prior to the Closing from counsel for the Borrowers and the Subsidiaries, a favorable written opinion satisfactory to the Lender and its counsel as to the matters contained in Sections 3.01, 3.02, 3.03, 3.04 and 3.05 hereof, and as to such counsel's knowledge of pending or threatened material litigation or governmental or regulatory proceedings against any Borrower or any Subsidiary or any of the Property of any Borrower or any Subsidiary; and as to the validity, creation, attachment and perfection of Liens under any of the Security Instruments; and as to such other matters incident to the transactions herein contemplated as the Lender or its counsel may request. Section 8.06 Counsel of Lender. At the time of the loans hereunder, all legal matters incident to the transactions herein contemplated shall be satisfactory to counsel of the Lender.

         Section 8.07 No Default. At the time of each loan hereunder, no Default shall have occurred and be continuing, and there shall not have occurred any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute a default or event of default under any loan agreement, note agreement or trust indenture to which any Borrower or any Subsidiary is a party.

         Section 8.08 No Material Adverse Changes. Prior to each loan, there shall have occurred, in the opinion of the Lender, no material adverse changes, either in any case or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs or circumstances of any Borrower or any Subsidiary, from those reflected in the Financial Statements or by the facts warranted or represented in any Security Instrument, including this Agreement.

         Section 8.09 Other Security Instruments and Information. The Borrowers shall have duly and validly executed and delivered, or caused to be executed and delivered, to the Lender the following instruments, each in form and substance satisfactory to the Lender, in sufficient executed counterparts for recording purposes, as security for the Revolving Credit Note and other Indebtedness and shall have delivered the following documents containing information necessary to the preparation and perfection of the liens created by such instruments:

                 (a) Security Agreements covering all of the Borrowers' accounts receivable, general intangibles, inventory, equipment, chattel paper, instruments and documents; and

                 (b) Financing Statements relating to the items described in Subsection (a).

         Section 8.10 Guaranty. George K. Broady shall have duly and validly executed and delivered, or caused to be executed and delivered, to the Lender in form and substance satisfactory to Lender, a guaranty of validity of collateral.

         Section 8.11     Recordings.  The Security Instruments described in
Section 8.09 hereof, including financing statements, security agreements and other notices related thereto, shall have been duly delivered to the appropriate offices for filing, recording or registration, and the Lender shall have received confirmations of receipt thereof from the appropriate filing, recording or registration offices.

         Section 8.12 Landlord's Waiver. The owner of Borrowers' warehouse and offices at 1220 Champion Circle, Carrollton, Texas 75006, shall have executed and delivered, in form and substance satisfactory to the Lender, in sufficient executed counterparts for recording purposes, waivers of any Liens to which it may be entitled, in favor of the Lender, within thirty (30) days from the date of Closing.

         Section 8.13 Commitment Fee. Lender shall have received the Commitment Fee in immediately available funds.


         Section 8.14 Warrant Agreement. Lender shall have received a warrant agreement for the purchase of 928,571 shares of the stock of Ultrak, constituting approximately 2.4% of the issued and outstanding capital stock of Ultrak, at an exercise price of $2.10 per share, and otherwise in form and substance satisfactory to Lender.

         Section 8.15 Intercreditor Agreement. Lender shall have entered into an intercreditor agreement with AFB and TCFC, satisfactory in form and substance to Lender.

         Section 8.16 Warehouseman's Agreement. Lender shall have received the Warehouseman's Agreement, executed by a bonded warehouseman, reasonably satisfactory to Lender, together with an indemnity bond in favor of Lender, both reasonably satisfactory in form and substance to Lender.

         Section 8.17 Additional Matters. The Lender shall have received all exhibits, annexes and schedules herein referenced and such additional reports, certificates, documents, statements, legal opinions, agreements and instruments, in form and substance reasonably satisfactory to the Lender, as the Lender shall have reasonably requested from any of Borrowers and their counsel.

         Section 8.18 Revolving Credit Advances. Advances under the Revolving Credit Note shall further be subject to the following specific conditions:

                 (a) There shall have been no Default under this Agreement nor under any of the other Security Instruments;

                 (b) The Financial Statements and all other financial information required by the Lender shall have been furnished and shall be, as of the date of the requested advance, true and correct;

                 (c) The financial condition of the Borrowers, as shown by the most recent Financial Statement described in Section 4.01(b) hereof, shall be acceptable to the Lender in its sole discretion;

                 (d) The Commitment Fee payable for the applicable period shall have been paid in full; and

                 (e) in the case of funds being deposited in a Letter of Credit Payment Account to pay reimbursement obligations a of a Borrower under a Letter of Credit Arrangement, (i) a pledge of the Letter of Credit Payment Account, in the form of Exhibit D attached hereto (the "Account Pledge"), and (ii) an acknowledgement of the Account Pledge from the depositary institution establishing the Letter of Credit Payment Account, together with such depositary institution's agreement to apply such funds only toward payment of a Borrower's reimbursement obligation arising under a Letter of Credit Arrangement.

                                   ARTICLE IX

                                 MISCELLANEOUS

         Section 9.01 Notices. All communications under or in connection with this Agreement or the Revolving Credit Note shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, or personally delivered to an officer of the receiving party. All such communications shall be mailed or delivered as follows:

                 (a) If to the Borrowers, to the Borrowers' Agent, to address shown at the beginning of this Agreement, or to such other address or to such individual's or department's attention as it may have furnished the Lender in writing;

                 (b) If to the Lender, to the attention of Sherry R. Pate, at Lender's address shown at the beginning of this Agreement, or to such other address or to such individual's or department's attention as it may have furnished to the Borrowers in writing.

Any notice so addressed and mailed by registered or certified mail, return receipt requested, shall be deemed to be given when so mailed, and any notice so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrowers' Agent or the Lender, as the case may be.

         Section 9.02 Deviation from Covenants. The procedure to be followed by the Borrowers to obtain the consent of the Lender to any deviation from the covenants contained in this agreement or any other Security Instrument shall be as follows:

                 (a) The Borrowers' Agent shall send a written notice to the Lender setting forth (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the covenant(s); and

                 (b) The Lender will within a reasonable time send a written notice to the Borrowers' Agent, signed by an authorized officer of the Lender, permitting or refusing the request; but in no event will any deviation from the covenants of this Agreement or any other Security Instrument be effective without the written consent of the Lender.

         Section 9.03 Invalidity. In the event that any one or more of the provisions contained in the Revolving Credit Note, this Agreement or in any other Security Instrument shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Revolving Credit Note, this Agreement or any other Security Instrument.

         Section 9.04 Survival of Agreements. All representations and warranties of the Borrowers herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

         Section 9.05 Successors and Assigns. All covenants and agreements contained by or on behalf of the Borrowers or any Subsidiary in the Revolving Credit Note, this Agreement and any other Security Instrument shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns; except that neither Borrowers nor any Person acting on behalf of any of them may assign any of their rights hereunder without the prior written consent of Lender. In the event that the Lender sells participations in the Revolving Credit Note, or other Indebtedness of the Borrowers incurred or to be incurred pursuant to this Agreement, to other lenders, each of such other lenders shall have the rights of set off against such Indebtedness and similar rights or Liens to the same extent as may be available to the Lender.

         Section 9.06 Renewal. Extension or Rearrangement. All provisions of this Agreement relating to the Revolving Credit Note or other Indebtedness shall apply with equal force and a effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of any part of the Indebtedness originally represented by the Revolving Credit Note or of any part of such other Indebtedness. Any provision of this agreement to be performed during the "term of this Agreement," "term hereof" or similar language, shall include any extension period.

         Section 9.07 Waivers. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, a nor any failure or delay by the Lender with respect to exercising any right, power or privilege of the Lender under the Revolving Credit Note, this Agreement or any other Security Instrument shall operate as a waiver thereof, except as otherwise provided in Section 9.02 hereof.

         Section 9.08 Cumulative Rights. Rights and remedies of the Lender under the Revolving Credit Note, this Agreement and each other Security Instrument shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 9.09 Construction. This Agreement is, and each of the Revolving Credit Note will be, a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas.

         Section 9.10 Interest. It is the intention of the a parties hereto to conform strictly to applicable usury laws now in force. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in the Revolving Credit Note, this Agreement or in any other Security Instrument or agreement entered into in connection with or as security for a the Revolving Credit Note, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under the Revolving Credit

Note, this Agreement or under any of the other aforesaid Security Instruments or agreements or otherwise in connection with the Revolving Credit Note shall a under no circumstances exceed the maximum amount of interest permitted by applicable law, and any excess shall be credited on the Revolving Credit Note by the holder thereof (or, if the Revolving Credit Note shall have been paid in full; refunded to the Borrowers); (b) determination of the rate of interest for determining whether the loans hereunder are usurious shall be o made by amortizing, prorating, allocating and spreading, during the full stated term of such loans (including any renewals of the term hereof), all interest at any time contracted for, charged or received from the Borrowers in connection with such loans, and any excess shall be cancelled, credited or refunded as set forth in (a) herein; and (c) in the event that the maturity of the Revolving Credit Note is accelerated by reason of an election of the holder thereof resulting from any Default or Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount permitted by applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Revolving Credit Note (or, if the Revolving Credit Note shall have been paid in full, refunded to the Borrowers).

         Section 9.11 Multiple Originals. This Agreement may be executed in two (2) or more copies; each fully executed copy shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.12 No Tri-party Loan. Texas Revised Civil Statutes Annotated, Title 79, chapter 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) shall not apply to the loans evidenced by this Agreement or the Revolving Credit Note.

         Section 9.13 Applicable Rate Ceiling. Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect as provided in Texas Revised Civil Statutes Annotated article 5069-1.04, as amended.

         Section 9.14 Performance and Venue. The obligations of Borrowers contained herein are performable at Lender's offices in Dallas, Dallas County, Texas, and venue for any action in connection therewith shall be in Dallas County, Texas.

         Section 9.15 Negotiation of Documents. This Agreement, the Revolving Credit Note and all other Security Instruments have been negotiated by the parties at arm's length, each represented by its own counsel, and the fact that the documents have been prepared by the Lender's counsel, after such negotiation, shall not be cause to constitute any of such documents against the Lender.

         Section 9.16 Joint and Several Liability. The obligations and liability of each Borrower hereunder and under the Revolving Credit Note and all Security Instruments shall be joint and several.

         Section 9.17 Notices Received by Lender. Any instrument in writing, telex, telegram, telecopy or cable received by the Lender in connection with any loan hereunder, which purports to dispatched or signed by or on behalf of Borrowers, shall conclusively be deemed to have been signed by such party, and Lender may rely thereon and shall have no obligation, duty or responsibility to determine the validity or genuineness thereof or authority of the Person or Persons executing or dispatching the same.

         Section 9.18 Debtor-Creditor Relationship. The relationship between the Borrowers and the Lender created by this Agreement is only that of debtor-creditor.

         Section 9.19 No Third-Party Beneficiaries. This Agreement is for the sole and exclusive benefit of Borrowers and Lender. This Agreement does not create, and is not intended to create, any rights in favor of or enforceable by any other Person. This Agreement may be amended or modified by the agreement of the Borrowers and Lender, without any requirement or necessity for notice to, or the consent of or approval of any other Person.

         Section 9.20 Release of Liability. To the maximum extent permitted by law from time to time in effect, each Borrower hereby knowingly, voluntarily and intentionally (and after each Phase consulted with its own attorney) irrevocably and unconditionally agrees that no claim may be made by any Borrower against the Lender or any of its affiliates, participants, shareholders, directors, officers, employees, attorneys, accountants, or agents or any of its or their successors and assigns, for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether the claim is based on contract, tort or statute) arising out of, or related to, the transactions contemplated by any of this Agreement, the Revolving Credit Note, the Security Instruments or any other related documents, or any act, omission, or event occurring in connection herewith or therewith, except for claims for damages arising directly from the gross negligence or willful misconduct of Lender. In furtherance of the foregoing, each Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, and each Borrower shall indemnify and hold harmless Lender and its affiliates, participants, shareholders, directors, officers, employees, attorneys, accountants and agents and their successors and assigns of and from any such claims, except for claims for damages arising directly from the gross negligence or willful misconduct of Lender. Upon the full payment of the Indebtedness, and prior to Lender releasing any lien or security interest in Property given to secure the Indebtedness, Borrowers and each Subsidiary shall execute a release agreement, in form and substance satisfactory to Lender, releasing Lender and Lender's affiliates, participants, shareholders, directors, officers, employees, agents and attorneys from any and all claims, demands, actions, causes of action, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, which the Borrowers or any Subsidiary may have, as of the date of execution of such are lease or in the future, against the Lender and Lender's affiliates, participants, shareholders, directors, officers, employees, agents and attorneys, arising out of or in connection with the Indebtedness, this Agreement, the Security Instruments or any related documents and all of such released parties' actions and omissions in connection with the same.

         Section 9.21 Agreement for Binding Arbitration. The parties agree to be bound by the terms and provisions of the Arbitration Program, which is set forth in Exhibit E attached hereto, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

         Section 9.22 Waiver of Jury Trial. BORROWERS AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWERS OR LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED. BORROWERS REPRESENT AND WARRANT, THAT NO REPRESENTATIVE OR AGENT OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. BORROWERS ACKNOWLEDGE THAT LENDER HAS BED INDUCED TO ACCEPT THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

         Section 9.23 Final Expression. THIS WRITTEN LOAN AGREEMENT, THE REVOLVING CREDIT NOTE AND THE SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND HAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                                        BORROWER:

                                        ULTRAK, INC.

                                        By:  /s/ GEORGE K. BROADY
                                             ------------------------------
                                                 George K.  Broady
                                                 President

                                        CCTV SOURCE INTERNATIONAL, INC.



                                        By:  /s/ GEORGE K. BROADY
                                             ------------------------------
                                                 George K.  Broady
                                                 President


                                        LOSS PREVENTION ELECTRONICS
                                                CORPORATION



                                        By:  /s/ GEORGE K. BROADY
                                             ------------------------------
                                                 George K.  Broady
                                                 President

                                        PETRUS FUND, L.P.

                                        BY: PEROT INVESTMENTS, INC.



                                        By:  /s/ STEVEN L. BLASNIK
                                             ------------------------------
                                                 Steven L. Blasnik
                                                 President





Exhibits:

         A       -        Revolving Credit Note
         B       -        Officer's Certificate
         C       -        Weekly Cycle Count
         D       -        Assignment of Account
         E       -        Arbitration Program

Schedules:

         I       -        Authorized Persons
         II      -        Stock, Warrants, Etc.
         III     -        Liabilities
         IV      -        Defaults
         V       -        Liens
         VI      -        Investments, Loans & Advances

                                   EXHIBIT A
                                       to
                                 Loan Agreement

                             REVOLVING CREDIT NOTE

$3,000,000.00                   Dallas, Texas                      July 20, 1992

         FOR VALUE RECEIVED on or before January 20, 1995, the undersigned, ULTRAK, INC., a Colorado corporation, CCTV SOURCE INTERNATIONAL, INC., a Texas corporation, and LOSS PREVENTION ELECTRONICS CORPORATION, a Colorado corporation (hereinafter collectively called "Maker"), jointly and severally promise to pay to the order of

                               PETRUS FUND, L.P.,
                          a Texas limited partnership

(hereinafter called "Lender"), at its offices at 1700 Lakeside Square, 12377 Merit Drive, Dallas, Dallas County, Texas 75251, in lawful money of the United States of America, up to the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), or so much thereof as may be advanced from time to time pursuant to that certain Loan Agreement (herein so called) of even date herewith between Maker and Lender, together with interest on the unpaid principal balance hereof from time to time outstanding at a rate per annum which is ten percent (10.0%) per annum.All past due principal (and, to the extent permitted by law, past due interest) shall bear interest at a rate per annum which is three percent (3%) per annum above the prematurity rate specified in the immediately preceding sentence (but in no event to exceed the maximum rate of non-usurious interest allowed from time to time by law as now or, to the extent allowed by law, as may hereafter be in effect [hereinafter called the "Maximum Non-usurious Interest Rate")) from maturity until paid. Unless otherwise specified below, interest shall be computed on a per annum basis of a year of 360 days and for the actual number of days (including the first but excluding the last day) elapsed unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per annum basis of a year of 365 or 366 days, as the case may be.

         Accrued interest is due and payable monthly commencing August l, 1992, and on the same day of each and every succeeding month thereafter during the term hereof and at maturity; provided, that upon any prepayment of principal, at the option of Lender, it may demand (at any time at or after prepayment) all accrued and unpaid interest with respect to the principal amount prepaid through the date of prepayment.

         The unpaid principal balance hereof shall at no time exceed the sum of Three million and No/100 Dollars ($3,000,000.00). The unpaid principal balance of this note at any time shall be the total amounts loaned or advanced hereunder by the holder hereof, less the amount of payments or prepayments of principal made hereon by or for the account of Maker. All loans or advances and all payments or prepayments made hereunder on account of principal or interest may be evidenced by Lender, or any subsequent holder, maintaining in accordance with its usual practice an account or accounts evidencing the indebtedness of the Maker resulting from all loans or advances and all payments or prepayments hereunder from time to time and the amounts of principal and interest payable and paid from time to time hereunder, in which event, in any legal action or proceeding in respect of this note, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of the Maker therein recorded. In the event that the unpaid principal amount hereof at any time, for any reason, exceeds the maximum amount hereinabove specified, Maker covenants and agrees to pay the excess principal amount forthwith upon demand; such excess principal amount shall in all respects be deemed to be included among the loans or advances made pursuant to the other terms of this note and shall bear interest at the rates hereinabove stated.

         Advances hereunder may be made by the holder hereof (i) pursuant to the terms of the Loan Agreement, or (ii) at the written request of any of the undersigned or of any officer or agent of Maker designated by or acting under the authority of resolutions of the board of directors of Maker, if a corporation, or other written authorization of Maker if other than a corporation, a duly certified or executed copy of which shall be furnished to the holder hereof, until written notice of the revocation of such authority is received by the holder hereof.Maker covenants and agrees to furnish to the holder hereof written confirmation of any such oral request within five (5) days of the resulting loan or advance, but any such loan or advance shall be deemed to be made under and entitled to the benefits of this note irrespective of any failure by Maker to furnish such written confirmation.Any loan or advance shall be conclusively presumed to have been made under the terms of this note to or for the benefit of Maker when made pursuant to the terms of any written agreement executed in connection herewith between Maker and Lender, or in accordance with such requests and directions or when said advances are deposited to the credit of the account of Maker with Lender regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account, or may have requested an advance.

         If any installment or payment of principal or interest of this note is not paid when due; or if a default occurs under any instrument now or hereafter executed in connection with or as security for this note including, without limitation, the Loan Agreement; thereupon, or upon demand, at the option of Lender, the principal and unpaid accrued interest on this note and any and all other indebtedness of Maker to Lender shall become due and payable forthwith without demand, notice of default or of intent to accelerate the maturity hereof, notice of acceleration, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by Maker and each other liable party.

         If this note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection, Maker and each drawer, accepter, endorser, guarantor, surety, accommodation party or other person now or hereafter primarily or secondarily liable upon or for payment of all or any part of this note (each hereinafter called an "other liable party") agree to pay Lender its collection costs, including attorney's fees. Maker and each other liable party are and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Maker and each other liable party hereby expressly waive bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Maker and each other liable party hereby consent to and agree to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution of security herefor, in whole or in part, with or without notice, from time to time, before or after maturity.

         It is the intention of Maker and Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this note or under any of the other aforesaid agreements or otherwise in connection with this note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on this note by the holder hereof (or, if this note shall have been paid in full, refunded to Maker); (ii) determination of the rate of interest for determining whether the loans hereunder are usurious shall be made by amortizing, prorating, allocating and spreading, in equal parts during the full stated term of such loans (including any renewals of the term hereof) all interest at any time contracted for, charged or received from the Maker in connection with such loans, and any excess shall be cancelled, credited or refunded as set forth in (i) herein; and
(iii) in the event that maturity of this note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if the heretofore prepaid, shall be credited on this note (or if this note shall have been paid in full, a refunded to Maker).

         This note shall be construed under and governed by the laws of the State of Texas and applicable federal law, but Texas Revised Civil Statutes Annotated, Title 79, chapter 15 (which regulates certain revolving loan accounts and revolving a tri-party accounts) shall not apply to the loan evidenced by this note.

 Wherefore, intending to be legally bound hereby, Maker has executed this note.


                                           MAKER:
                                           -----

Address:                                   ULTRAK, Inc.



1220 Champion Circle                       By:     _________________________
Suite 100                                          George K.  Broady,
Carrollton, Texas 75006                            President

                                           CCTV SOURCE INTERNATIONAL, INC.



1220 Champion Circle                       By:     _________________________
Suite 100                                          George K.  Broady,
Carrollton, Texas 75006                            President

                                           LOSS PREVENTION ELECTRONICS
                                                   CORPORATION



1220 Champion Circle                       By:     _________________________
Suite 100                                          George K.  Broady,
Carrollton, Texas 75006                            President

                                   EXHIBIT B
                                       to
                                 Loan Agreement

                        (FORM OF OFFICER'S CERTIFICATE)

                                  ULTRAK, INC.
                             OFFICER'S CERTIFICATE

FOR THE PERIOD FROM ___________, 199___ TO ___________, 199__

Petrus Fund, L.P.
1700 Lakeside Square
12377 Merit Drive
Dallas, Texas 75251
Attention: Sherry R.  Pate

         Re: Loan Agreement

Dear Sir or Madam:

         This Certificate is delivered pursuant to Section 4.01(b) of that certain Loan Agreement (as amended, the "Loan Agreement"), dated July 20, 1992, by and among ULTRAK, INC., a Colorado corporation ("Ultrak"), CCTV SOURCE INTERNATIONAL, INC., a Texas corporation ("CCTV"), and LOSS PREVENTION ELECTRONICS CORPORATION, a Colorado corporation ("Loss Prevention") (hereinafter Ultrak, CCTV, and Loss Prevention are collectively called the "Borrowers"), and PETRUS FUND, L.P., a Texas limited partnership (the "Lender"). All terms defined in the Loan Agreement shall have the same meaning herein.

         I hereby certify to you as follows:

         1. I am, and at all times mentioned herein have been, the duly elected, qualified and acting _____________________ of Ultrak, Inc. (the "Company").

         2. I have individually reviewed the provisions of Loan Agreement, the other Security Instruments and the Revolving Credit Note, and a review of activities of the Borrowers and their Subsidiaries during the period from __________, 199 to ___________, 199(the "Subject Period") has been made under my supervision with a view towards determining whether, during the Subject Period, the Borrowers and their Subsidiaries have kept, observed, performed and fulfilled all their respective obligations under the Loan Agreement, the other Security Instruments, and the Revolving Credit Note.

         3.To the best of my knowledge, based upon the foregoing review, the representations and warranties made in Article III of the Loan Agreement are true and correct in all material respects as of the date hereof as though made at and as of the date hereof, except for such representations and warranties which relate to a particular date, and no Default or Event of Default has occurred or is continuing or is imminent.

         4.      Current Ratio.

                 The consolidated Current Assets (as defined in Subsection 1.02 of the Loan Agreement) of the Borrowers, as of the date hereof, are:

                                                                   $____________

                 The consolidated Current Liabilities (as defined in Subsection
                 1.02 of the Loan Agreement) of the Borrowers, as of the date hereof, are:

                                                                   $____________

                 The ratio of consolidated Current Assets of the Borrowers to consolidated Current Liabilities of the Borrowers, as of the date hereof, is:

                                                                       _____ : 1

                 Requirement of Loan Agreement:

                                Not less than:                          1.50 : 1

         Covenant Satisfied ______ Covenant Not Satisfied ______

         5.      Leverage Ratio.

                 The total of all liabilities of Borrowers, determined on a consolidated basis according to generally accepted accounting principles (but excluding the obligations owing to TCFC for the financing of the subsidiary of Exxis, which may not exceed $10,000,000 ), as of the date hereof, is:

                 The consolidated Tangible Net Worth (as defined in Subsection
                 1.02 of the Loan Agreement) of the Borrowers, as of the date hereof, is:

                                                                  $_____________

                 The ratio of (i) the total of all liabilities of Borrowers, determined on a consolidated basis according to generally accepted accounting principles (but excluding the obligations owing to TCFC for the financing of the subsidiary of Exxis, which may not exceed $10,000,000) to (ii) consolidated Tangible Net Worth of the Borrowers, as of the date hereof, is:

                                                                      ______ : 1

                 Requirement of Loan Agreement:

                                Not less than:                          1.80 : 1

         Covenant Satisfied ______ Covenant Not Satisfied ______

         6.      Debt Service Coverage Ratio.

                 The net income, plus amortization, plus depreciation, plus other non-cash charges, minus Net Capital Expenditures (as defined in Subsection 1.02 of the Loan Agreement) of the Borrowers, as of the date hereof, is:

                                                                  $_____________

                 The consolidated Current Maturities of Long Term Debt (as defined in Subsection 1.02 of the Loan Agreement) of the Borrowers, as of the date hereof, are:

                                                                  $_____________

                 The ratio of (i) the net income, plus amortization,plus depreciation, plus other non-cash charges, minus Net Capital Expenditures (as defined in Subsection 1.02 of the Loan Agreement) of the Borrowers to (ii)consolidated Current Maturities of Long Term Debt of the Borrowers, as of the date hereof, is:

                                                                      ______ : 1

                 Requirement of Loan Agreement:

                                  Not less than:                        1.75 : 1

Covenant Satisfied ________ Covenant Not Satisfied ______

         7.      Tangible Net Worth.

                 The consolidated Tangible Net Worth (as defined in Subsection
                 1.02 of the Loan Agreement) of the Borrowers, as of the date hereof, is:

                                                                  $_____________

                 Requirement of Loan Agreement:

                 From the Closing Date through
                   December 31, 1992                                  $5,000,000
                 From the January l, 1993 through
                   December 31, 1993                                  $5,500,000

Covenant Satisfied ________ Covenant Not Satisfied ______

         8.      Working Capital.

                 The consolidated Current Assets (as defined in Subsection 1.02 of the Loan Agreement) of the Borrowers, as of the date hereof, are:

                                                                  $_____________

                 The consolidated Current Liabilities (as defined in Subsection
                 1.02 of the Loan Agreement) of the Borrowers, as of the date hereof, are:

                                                                   $____________

                 The total of consolidated Current Assets of the Borrowers less consolidated Current Liabilities of the Borrowers, as of the date hereof, is:

                                                                   $____________

                 Requirement of Loan Agreement:

                          Not less than:                             $4,000,000
Covenant Satisfied ________ Covenant Not Satisfied ______

         Executed and delivered this ______ day of __________, 199__.

                                                            ULTRAK, INC.



                                        By:     _________________________

                                        Name:_________________________
                                        Title:________________________

                                   EXHIBIT C
                                       to
                                 Loan Agreement

                           FORM OF WEEKLY CYCLE COUNT



                                  [Attached.]

                                   EXHIBIT D
                                       to
                                 Loan Agreement


                         ASSIGNMENT OF DEPOSIT ACCOUNT

         This Assignment of Deposit Account (this "Assignment") is entered into effective the ___ day of __________, 1992 by and between _____ (the "Assignor"), whose address is 1222 Champion Circle, Suite 100, Carrollton, Texas 75006, and PETRUS FUND, L.P., a Texas limited partnership (the "Lender"), whose address is 1700 Lakeside Square, 12377 Merit Drive, Dallas, Dallas County, Texas 75251.

         For value received, Assignor hereby transfers to Lender, land grants Lender a security interest in, that certain _____ deposit account, designated as account number _____, and established in the following depository institution (the "Depository Institution"):

                                     ______
                                     ______
                                     ______

and any extensions, replacements or renewals thereof, if the account is one which may be extended, replaced or renewed (such account and any extensions, replacements or renewals being hereinafter called the "Account"), together with all of Assignor's right, title and interest in and to the Account, all sums now or at any time hereafter on deposit therein, credited thereto or payable thereon and all instruments, documents and other writings evidencing the Account, on the following terms and conditions.

         1. Obligations Secured.  This Assignment shall secure:

                 a. all indebtedness of ULTRAK, INC., a Colorado corporation, CCTV SOURCE INTERNATIONAL, INC., a Texas corporation, and LOSS PREVENTION ELECTRONICS CORPORATION, a Colorado corporation (the "Borrowers") to Lender; and

                 b.  all indebtedness of Assignor to Lender.

         The term "indebtedness," as used in this Paragraph 1, shall mean all debts, obligations and liabilities of every kind and character, whether direct or indirect, contingent, primary, secondary, joint, several, joint and several, or otherwise, and whether now existing or hereafter arising, whether evidenced by note, draft, acceptance, overdraft or otherwise, regardless of the manner in which, or the person or persons in whose favor originally created and regardless of the manner in which acquired by Lender, and all renewals or extensions of such items or any of them. The above debts, obligations and liabilities are referred to hereinafter collectively as the "Obligation." The person or persons obligated to repay the obligation, whether Assignor, Borrowers or both, are referred to hereinafter collectively as "Obligor."

         2. Representations and Warranties. Assignor represents and warrants that (a) Assignor is the owner of the Account and has the power and authority to execute, deliver and comply with this Assignment, (b) the obligations of Assignor hereunder are legal, valid and binding obligations, enforceable in accordance with their terms, (c) except for any financing statement that may have been filed by Lender, no financing statement covering the Account, or any part thereof, has been filed with any filing officer, (d) no other assignment or security agreement has been executed with respect to the Account (e) the Account is not subject to any liens or offsets of any person, firm or corporation other than Lender, and (f) except for any notice given by Lender, no notice has been given to or received by the Depository Institution indicating that the Account has been assigned or constitutes collateral for any obligation or liability of Assignor, Borrowers or any other third party.

         3. Covenants and Agreements. So long as the Obligation or any part thereof remains unpaid, Assignor covenants and agrees to: (a) from time to time promptly execute and deliver to Lender all such other assignments, certificates, passbooks, supplemental writings, notices and financing statements and do all other acts or things as Lender reasonably may request in order to evidence and perfect more fully the security interest herein created,
(b) avoid making any statement or otherwise giving any information to third parties that would lead them to believe that Assignor has free access to the funds in the account or that this Assignment is not in existence and in full force and effect, (c) promptly furnish Lender with any information or writings that Lender reasonably may request concerning the Account, (d) promptly notify Lender of any change in any fact or circumstances warranted or represented by Assignor herein or in any other writing furnished by Assignor to Lender in connection with the Account or the Obligation, (e) promptly notify Lender of any claim, action or proceeding affecting title to the Account, or any part thereof, or the security interest granted in the Account hereby, and, at the request of Lender, appear in and defend any such action or proceeding, and (f) pay to Lender the amount of any court costs and reasonable attorneys' fees assessed by a court and incurred by Lender following default hereunder. Assignor covenants and agrees that, without the prior consent of Lender, Assignor will not: (g) create any other security interest in, mortgage, or otherwise encumber or assign the Account or any part thereof, or permit the same to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character, except the lien herein created, or (h) make or allow to be made any withdrawals from the Account.Should any funds payable with respect to the Account be received by Assignor, such funds shall immediately upon such receipt become subject to the lien hereof and, while in the hands of Assignor, be segregated from all other funds of Assignor and be held in trust for Lender. Assignor shall have absolutely no dominion or control over such funds except to pay them immediately into the Account.

         4. No Duty to Collect. Lender shall never be liable for its failure to use due diligence in the collection of the Obligation or any part thereof, or for its failure to give notice to Assignor of default in the payment of the Obligation or any part thereof, or in the payment of or upon any security, whether pledged hereunder or otherwise.

         5. Actions Permitted to Lender. Lender, in its discretion, without in any manner impairing its rights and powers hereunder, may, at any time and from time to time, without further consent from or notice to Assignor, and with or without valuable consideration, (a) make loans or advances to Borrowers, or otherwise incur or acquire obligations of Borrowers, (b) renew or extend the maturity of or accept partial payments upon the Obligation or any part thereof,
(c) release any person primarily or secondarily liable in respect thereof, (d) alter in any manner that Lender may elect the terms of any Instrument evidencing the Obligation or any part thereof either as to the maturity thereof, rate of interest, method of payment, parties thereto or otherwise, (e) renew, extend or accept partial payments upon, release or permit substitutions for or withdrawals of, any security (other than the Account) at any time directly or indirectly, immediately or remotely, securing the payment of the Obligation or any part thereof, and (f) release or pay to Borrowers, or any other person otherwise entitled thereto, any amount paid or payable in respect of any such other direct or indirect security for the Obligation or any part thereof. 6. Collections. If, at any time, Borrowers' liabilities to Lender are in excess of Borrowers indebtedness to Lender constituting the Obligation, Lender, at its option, may apply all collections in respect to Borrowers' liabilities derived from any source other than the Account toward payment of Borrowers' liabilities not constituting the Obligation hereunder.

         7. Other Collateral. Should any other person have heretofore executed or hereafter execute in favor of Lender any deed of trust, mortgage or security agreement, or have heretofore pledged or hereafter pledge any other property to secure the payment of the Obligation or any part thereof, the exercise by Lender of any right or power conferred upon it in any such instrument or by any such pledge shall be wholly discretionary with Lender; and the exercise or failure to exercise any such right or power shall not impair or diminish Lender's rights, titles, interests, lines and powers existing hereunder.

         8. Default. The term "Default," as used herein, means the occurrence of any of the following events: (a) default in the payment of the Obligation or any part thereof as it becomes due in accordance with the terms of the promissory note or notes or other writings or agreements which evidence it or when accelerated pursuant to any power to accelerate; (b) default in the punctual and proper performance of any covenant, agreement or condition contained herein or in any other security agreement, mortgage, deed of trust, assignment or contract of any kind securing or assuring payment of the Obligation or any part thereof; (c) the death of Assignor or Obligor or, if either is a partnership, the death of any partner therein; (d) the insolvency of Assignor or Obligor; (e) the levy against the Account or any part thereof of any execution, attachment, sequestration or other writ; (f) the appointment of a receiver of Assignor or Obligor or of the Account or any part thereof; (g) the filing of any petition or other pleading seeking any adjustment of Assignor's or Obligor's debts or any other relief under any bankruptcy, reorganization, debtor's relief or insolvency laws now or hereafter existing;
(h) when Lender in good faith believes that the prospect of payment of the Obligation or the performance by Assignor or Obligor of any of the covenants, agreements or other duties under any writing executed in connection therewith is impaired; or (i) the receipt by Lender of information establishing that any representation or warranty made by Assignor herein or by Assignor or Obligor in any other writing delivered by Assignor or Obligor to Lender in connection herewith is false, misleading or erroneous.

         9. Remedies. Upon the occurrence of a Default, Lender, in addition to any other remedies it may have, may declare the entire unpaid balance of principal of and all earned interest on the Obligation immediately due and payable and may demand payment thereof from the funds in or credited to the Account. Assignor hereby authorizes and directs Depository Institution, upon written demand from Lender following any such Default, to make payment directly to Lender of the funds in or credited to the Account or such part thereof as Lender may request. Depository Institution shall be protected fully in relying upon the written statement of Lender that the Account is at the time of such demand assigned hereunder and that Lender is entitled to payment of the Obligation therefrom. Lender's receipt for sums paid Lender pursuant to such demand shall be a full and complete release, discharge and acquittance to Depositary Institution to the extent of the amount so paid.Assignor hereby authorizes Lender upon the occurrence of a Default and so long as any part of the Obligation remains unpaid (a) to withdraw, collect and receipt for any and all funds on deposit in or payable on the Account, (b) on behalf of Assignor to endorse the name of Assignor upon any checks, drafts or other instruments payable to Assignor evidencing payment on the Account, and (c) to surrender or present for notation of withdrawals the passbook, certificate or other documents issued to Assignor in connection with the Account. No power granted herein to Lender by Assignor shall terminate upon any disability of Assignor.Lender shall not be liable for any loss of interest on or any penalty or charge assessed by the Depository Institution against funds in, payable or credited to the Account as a result of Lender's exercising any of its rights or remedies under this Assignment.

         10. Release. Lender shall be entitled to apply any and all funds received by Lender hereunder toward payment of the Obligation in such order and manner as Lender in its discretion may elect. If such funds are not sufficient to pay the Obligation in full, Obligor shall remain liable for any deficiency; the liability of each Obligor (if more than one) to be determined by Lender following its receipt and crediting of such funds.Upon full and final payment of the Obligation, Lender, at the written request of Assignor, shall release its rights hereunder.

         11. Rights and Remedies Cumulative. All rights, titles, interest, liens and remedies of Lender hereunder are cumulative of each other and of every other right, title, interest, lien or remedy that Lender may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligation.The exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other right or remedies.Should Assignor have heretofore executed or hereafter execute any other security agreement in favor of Lender, the security interest therein created and all other rights, powers and privileges vested in Lender by the terms thereof shall exist concurrently with the security interest created herein.

         12. No Waiver. Should any part of the Obligation be payable in installments, the acceptance by Lender at any time or from time to time of part payment of the aggregate amount of all installments then matured shall not be deemed to be a waiver of the Default then existing. No waiver by Lender of any Default shall be deemed to be a waiver of any other subsequent Default, nor shall any such waiver by Lender be deemed to be a continuing waiver.No delay or omission by Lender in exercising any right or power hereunder, or under any other writings executed by Assignor or Obligor as security for or in connection with the Obligation, shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof or the exercise of any other right or power of Lender hereunder or under such other writings.

         13. Interest Limitation. No provision herein or in any promissory note, instrument or any other loan document evidencing the Obligation shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument or any other loan document, the provisions of this paragraph shall govern; and Obligor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law.The intention of parties being to conform strictly to the applicable usury laws now in force, all promissory notes, instruments and other loan documents evidencing the Obligation shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

         14. Successors and Assigns. This Assignment shall be binding on Assignor and Assignor's heirs, executors, administrators, other legal representatives, successors and assigns and, if there be more than one Assignor, upon their respective heirs, executors, administrators, other legal representatives, successors and assigns. This Assignment shall inure to the benefit of Lender, its successors and assigns. An accounting to any one or more of Assignor's heirs, executors, administrators, other legal representative, successors and assigns shall discharge Lender of any further liability therefor.

         15. Termination. At any time when Lender is not obligated to make further loans or advances to Borrowers on the security of this Assignment, Assignor may terminate this Assignment by written notice delivered to Lender insofar as this Assignment otherwise would secure indebtedness of Borrowers to Lender arising after delivery of such notice; provided, however, this Assignment shall continue in full force and effect as to all indebtedness of Borrowers to Lender arising before delivery of such notice (subject to the limitation, if any stated in Paragraph 1) and all renewals or extensions of the same, or any part thereof, as well as with respect to all indebtedness of Assignor to Lender,if the Obligation includes indebtedness of Assignor to Lender.

         16. Choice of Law. The validity, construction, interpretation and enforcement of this Assignment shall be governed by the laws of the State of Texas and the United States of America. Any conflicts of law rules of any jurisdiction that require reference to the laws of any other jurisdiction besides the State of Texas shall be disregarded. This Assignment is to be performed in Dallas County, Texas. Any and all suits or proceedings arising out of this Assignment may be brought in the state courts sitting in Dallas County, Texas, or the United States court sitting in the Northern District of Texas.Assignor hereby agrees to submit to the jurisdiction of such courts and waives any right Assignor may have to plead forum non conveniens.

         Assignor acknowledges receipt of a copy of this Assignment.

         EXECUTED by Assignor on the date first above written.

                                                ASSIGNOR:

                                                ______

                                        By:     _________________________

                                __________, 1992

[Depository Institution]

______
______
______

Gentlemen:

         ______ (the "Depositor") has assigned to _______ (the "Lender") account number _____ in Depositor's name with you, along with any renewals and extensions thereof (such account and any renewals and extensions thereof being called the "Account"), pursuant to that certain Assignment of Deposit Account, dated _________, 1992, executed by Depositor in favor of Lender.

         Your signature to and return of the enclosed copy of this letter shall evidence your agreement in favor of Lender:

         (a) Not to release or pay out any of the funds in the a Account to Depositor or any other party until receiving written notification from Lender that such funds may be paid out and to whom the funds shall be paid;

         (b) To include on all written confirmations of the Account (including renewals and extension of the Account) hereafter made by you the following legend:

                 "This account has been assigned to Petrus Fund, L.P.as collateral for certain obligations owed by depositor (or others) to such Lender";

                 and

         (c) Not to exercise any offset rights you may have bylaw, at equity or by express agreement with respect to the funds contained in the Account.

                                        Very truly yours,

                                        PETRUS FUND, L.P.

                                        By: Perot Investments, Inc.

                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________

Depositor authorizes and agrees to the instructions and terms of this letter.

[Depositor]

By: _________________

The depository institution, which issued and established the Account, accepts and agrees to the instructions and terms of this letter.

[Depository Institution]



By: ___________________

                                   EXHIBIT E
                                       to
                                 Loan Agreement

                              ARBITRATION PROGRAM

         (a) Binding Arbitration. Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with (1) the agreement, document or instrument to which this Arbitration Program is attached or in which it is referred to or any related agreements, documents, or instruments (the "Documents"), (2) all past and present loans, credits, accounts, safekeeping agreements, guarantees, letters of credit, goods or services or other transactions, contracts or agreements,
(3) any incidents, omissions, acts, practices, or occurrences causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (4) any aspect of the past or present relationships of the parties, shall be resolved by binding arbitration in accordance with the terms of this Arbitration Program. The foregoing matters shall be referred to as a "Dispute." Any party to this Arbitration Program may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Disputes.

         (b) Governing Rules. All disputes between the parties shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Arbitration Program, the Commercial Arbitration Rules of the AAA, and to the maximum extent applicable, the Federal Arbitration Act (Title 9 of the United States Code).
In the event of any inconsistency between this Arbitration Program and such statute and rules, this Arbitration Program shall control. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

         (c) No Waiver: Preservation of Remedies. No provisions of, nor the exercise of any rights under this Arbitration Program shall limit the right of any party to employ other remedies, including, without limitation, (1) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under a deed of trust, mortgage, or other security agreement or instrument, or applicable law, (2) exercising self-help remedies (including set-off rights) or (3) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from a `court having jurisdiction before, during, or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provisions hereof.Without limitation of the foregoing, the parties shall be entitled to the benefits of each and all of the remedies and assistance provided for by applicable law.

         In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable persons, jointly and severally, or against one or more of them, less than all, without impairing rights against other liable persons. Nor shall a party be required to join the principal obligor or any other liable persons (e.g., sureties or guarantors) in any proceeding against a particular person. A party may release or settle with one or more liable persons as the party deems fit without releasing or impairing rights to proceed against any persons not so released.

         (d) Statute of Limitations: All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding.

         (e) Scope of Award; Modification or Vacation of Award; Qualifications. Any arbitrators shall resolve all Disputes in accordance with the applicable substantive law. Any arbitrators shall be practicing attorneys licensed to practice law in the State of Texas and shall be knowledgeable in the subject matter of the Dispute. With respect to a Dispute in which the claim or amount in controversy does not exceed $1,000,000, a single arbitrator (who shall have authority to render a maximum award of $1,000,000, including all damages of any kind and costs, fees and the like) shall be chosen and shall decide the Dispute. With respect to a Dispute in which the claim or amount in controversy exceeds $1,000,000, the Dispute shall be decided by a majority vote of three arbitrators.The arbitrators may grant any remedy or relief that the arbitrators deem just and equitable and within the scope of this Arbitration Program.The arbitrators may also grant such ancillary relief as is necessary to make effective the award. In all arbitration proceedings in which the amount in controversy exceeds $1,000,000, in the aggregate, the parties shall have in addition to the limited statutory right to seek vacation or modification of an award pursuant to applicable law, the right to seek vacation or modification of any award that is based in whole, or in part, on an incorrect ruling of law; Provided, however, that any such application for vacation or modification of an award based on an incorrect ruling of law must be filed in a court having jurisdiction over the Dispute within 15 days from the date the award is rendered. The arbitrators' findings of fact shall be binding on all parties and shall not be subject to further review except as otherwise allowed by applicable law.

         (f) Other Matters and Miscellaneous. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings hereunder shall be conducted at Dallas, Texas.Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could do pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure and applicable law. This Arbitration Program constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations, and other communications on dispute resolution.
The provisions of this Arbitration Program shall survive any termination, amendment, or expiration of the Documents, unless the parties otherwise expressly agree in writing. To the extent permitted by applicable law, the arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, and arbitrators' fees) to the prevailing party. This Arbitration Program may be amended, changed, or modified only by the express provisions of a writing which specifically refers to this Arbitration Program and which is signed by all the parties hereto. If any term covenant, condition or provisions of this Arbitration Program is found to unlawful or invalid or unenforceable,such illegality or invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Arbitration Program, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid or unenforceable part has not been included.The captions or headings in this Arbitration Program are for convenience of reference only and are not intended to constitute any part of the body or text of this Arbitration Program. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business or by applicable law or regulation.

                                  Schedule II
                                       to
                                 Loan Agreement



                             Stock, Warrants, Etc.

1. Non-qualified Employee Stock Option Plan - up to 5,000,000 shares of no par common stock at varying exercise prices.

2. Convertible Preferred Stock - convertible into 2,441,888 shares of no par common stock.

3. Underwriter's Warrants - pursuant to the 1990 Underwriting Agreement with Rocky Mountain Securities and Investments, convertible into 170,270 shares of no par common stock.

4. Broker's Warrants - pursuant to the 1991-1992 private stock offering, 70,000 warrants issued to Judith A. Schindler, convertible into 70,000 shares of no par common stock.

                                  Schedule III
                                       to
                                 Loan Agreement



                                  Liabilities

1. $285,000 Note Payable to George Smith, due on April 1, 1994, owing by Ultrak, Inc.

2. $6,000,000 Revolving Line of Credit with American Federal Bank, F.S.B.; Borrowers are Ultrak, Inc., CCTV Source International, Inc., and Loss Prevention Electronics Corp.

3. $10,000,000 Credit Facility with Transamerican Commercial Finance Corporation; Borrower is Exxis Technologies, Inc.

                                  Schedule IV
                                       to
                                 Loan Agreement



                                    Defaults

None.

                                   Schedule V
                                       to
                                 Loan Agreement



                                     Liens

1.       Liens in favor of American Federal Bank, F.S.B.

2.       Liens in favor of Transamerica Commercial Finance Corporation.

3. Liens granted by CCTV Source International, Inc. in favor of Inter-Tel Communications, Inc., as evidenced by Financing Statement No. 199094, filed October 14, 1991 with the Secretary of State of Texas.

                                  Schedule VI
                                       to
                                 Loan Agreement



                         Investments, Loans & Advances

None, except as disclosed in the 1991 Form 10-K.